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                                                                   Exhibit 4.5

                                                                EXECUTION COPY


                             AMC Entertainment Inc.

                   9 7/8 % Senior Subordinated Notes due 2012





                                    INDENTURE

                          Dated as of January 16, 2002





                                  HSBC Bank USA

                                     Trustee





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                                TABLE OF CONTENTS

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ARTICLE I                   Definitions and Incorporation by Reference..................................2

         Section 1.01.      Definitions.................................................................2

         Section 1.02.      Other Definitions..........................................................14

         Section 1.03.      Incorporation by Reference of Trust Indenture..............................15

         Section 1.04.      Rules of Construction......................................................16

ARTICLE II                  The Securities.............................................................16

         Section 2.01.      Amount of Securities; Issuable in Series...................................16

         Section 2.02.      Form and Dating............................................................17

         Section 2.03.      Execution and Authentication...............................................18

         Section 2.04.      Registrar and Paying Agent.................................................18

         Section 2.05.      Paying Agent To Hold Money in Trust........................................19

         Section 2.06.      Securityholder Lists.......................................................19

         Section 2.07.      Replacement Securities.....................................................19

         Section 2.08.      Outstanding Securities.....................................................20

         Section 2.09.      Temporary Securities.......................................................20

         Section 2.10.      Cancelation................................................................20

         Section 2.11.      Defaulted Interest.........................................................20

         Section 2.12.      CUSIP Numbers..............................................................21

ARTICLE III                 Redemption.................................................................21

         Section 3.01.      Notices to Trustee.........................................................21

         Section 3.02.      Selection of Securities To Be Redeemed.....................................21

         Section 3.03.      Notice of Redemption.......................................................21

         Section 3.04.      Effect of Notice of Redemption.............................................22

         Section 3.05.      Deposit of Redemption Price................................................22

         Section 3.06.      Securities Redeemed in Part................................................23

ARTICLE IV                  Covenants..................................................................23

         Section 4.01.      Payment of Securities......................................................23

         Section 4.02.      Corporate Existence........................................................23

         Section 4.03.      Payment of Taxes and Other Claims..........................................23

         Section 4.04.      Maintenance of Properties..................................................24

         Section 4.05.      Limitation on Consolidated Indebtedness....................................24

         Section 4.06.      Limitation on Restricted Payments..........................................24
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         Section 4.07.      Limitation on Transactions with Affiliates.................................26

         Section 4.08.      Limitation on Senior Subordinated Indebtedness.............................26

         Section 4.09.      Change of Control..........................................................27

         Section 4.10.      Provision of Financial Information.........................................27

         Section 4.11.      Statement as to Compliance.................................................28

         Section 4.12.      Waiver of Certain Covenants................................................28

         Section 4.13.      OID Certificate............................................................28

         Section 4.14.      Further Instruments and Acts...............................................28

ARTICLE V                   Successor Company..........................................................29

         Section 5.01.      Consolidation..............................................................29

         Section 5.02.      Successor Substituted......................................................29

ARTICLE VI                  Defaults and Remedies......................................................30

         Section 6.01.      Events of Default..........................................................30

         Section 6.02.      Acceleration; Rescission and Annulment.....................................32

         Section 6.03.      Other Remedies.............................................................33

         Section 6.04.      Waiver of Past Defaults....................................................34

         Section 6.05.      Control by Majority........................................................34

         Section 6.06.      Limitation on Suits........................................................34

         Section 6.07.      Rights of Holders to Receive Payment.......................................35

         Section 6.08.      Collection Suit by Trustee.................................................35

         Section 6.09.      Trustee May File Proofs of Claim...........................................35

         Section 6.10.      Priorities.................................................................35

         Section 6.11.      Undertaking for Costs......................................................36

         Section 6.12.      Waiver of Stay or Extension Laws...........................................36

ARTICLE VII                 Trustee....................................................................36

         Section 7.01.      Duties of Trustee..........................................................36

         Section 7.02.      Rights of Trustee..........................................................38

         Section 7.03.      Individual Rights of Trustee...............................................38

         Section 7.04.      Trustee's Disclaimer.......................................................39

         Section 7.05.      Notice of Defaults.........................................................39
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         Section 7.06.      Reports by Trustee to Holders..............................................39

         Section 7.07.      Compensation and Indemnity.................................................39

         Section 7.08.      Replacement of Trustee.....................................................40

         Section 7.09.      Successor Trustee by Merger................................................41

         Section 7.10.      Eligibility; Disqualification..............................................41

         Section 7.11.      Preferential Collection of Claims Against Company..........................42

ARTICLE VIII                Discharge of Indenture; Defeasance.........................................42

         Section 8.01.      Discharge of Liability on Securities; Defeasance...........................42

         Section 8.02.      Conditions to Defeasance...................................................43

         Section 8.03.      Application of Trust Money.................................................45

         Section 8.04.      Repayment to Company.......................................................45

         Section 8.05.      Indemnity for Government Obligations.......................................45

         Section 8.06.      Reinstatement..............................................................45

ARTICLE IX                  Amendments.................................................................46

         Section 9.01.      Without Consent of Holders.................................................46

         Section 9.02.      With Consent of Holders....................................................47

         Section 9.03.      Compliance with Trust Indenture Act........................................48

         Section 9.04.      Revocation and Effect of Consents and Waivers..............................48

         Section 9.05.      Notation on or Exchange of Securities......................................48

         Section 9.06.      Trustee To Sign Amendments.................................................49

ARTICLE X                   Subordination..............................................................49

         Section 10.01.     Agreement To Subordinate...................................................49

         Section 10.02.     Liquidation, Dissolution, Bankruptcy.......................................50

         Section 10.03.     Default on Senior Indebtedness.............................................51

         Section 10.04.     Payment Permitted..........................................................52

         Section 10.05.     Subrogation................................................................53

         Section 10.06.     Relative Rights............................................................53

         Section 10.07.     Subordination May Not Be Impaired by Company...............................53

         Section 10.08.     Rights of Trustee and Paying Agent.........................................54

         Section 10.09.     Distribution or Notice to Representative...................................55
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         Section 10.10.     Article Ten Not To Prevent Events of Default or Limit Right To Accelerate..55

         Section 10.11.     Trust Moneys Not Subordinated..............................................55

         Section 10.12.     Trustee Entitled To Rely...................................................55

         Section 10.13.     Trustee To Effectuate Subordination........................................56

         Section 10.14.     Trustee Not Fiduciary for Holders of Senior Indebtedness...................56

         Section 10.15.     Reliance by Holders of Senior Indebtedness Subordination Provisions........56

ARTICLE XI                  Miscellaneous..............................................................56

         Section 11.01.     Trust Indenture Act Controls...............................................56

         Section 11.02.     Notices....................................................................57

         Section 11.03.     Communication by Holders with Other Holders................................57

         Section 11.04.     Certificate and Opinion as to Conditions...................................58

         Section 11.05.     Statements Required in Certificate or Opinions.............................58

         Section 11.06.     When Securities Disregarded................................................59

         Section 11.07.     Rules by Trustee, Paying Agent and Registrar...............................59

         Section 11.08.     Legal Holidays.............................................................59

         Section 11.09.     Governing Law..............................................................59

         Section 11.10.     No Recourse Against Others.................................................60

         Section 11.11.     Successors.................................................................60

         Section 11.12.     Separability Clause........................................................60

         Section 11.13.     Reliance on Financial Data.................................................60

         Section 11.14.     Multiple Originals.........................................................60

         Section 11.15.     Table of Contents; Headings................................................60
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          INDENTURE dated as of January 16, 2002, between AMC Entertainment
Inc., a Delaware corporation (the "Company"), and HSBC Bank USA, a New York banking corporation, as Trustee (the "Trustee"). Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the
Holders of the Company's 9 7/8 % Senior Subordinated Notes due 2012, to be
issued, from time to time, in one or more series as in this Indenture provided
(the "Initial Securities") and, if and when issued pursuant to a registered exchange of the Initial Securities, the Company's 9 7/8 % Senior Subordinated
Notes due 2012 (the "Exchange Securities") and if and when issued pursuant to a private exchange of Initial Securities, the Company's 9 7/8 % Senior
Subordinated Notes due 2012 (the "Private Exchange Securities" and, together with the Initial Securities and the Exchange Securities, the "Securities"):

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01. DEFINITIONS.

          "9 1/2% Notes due 2009" means the Company's 9 1/2% Senior Subordinated Notes due 2009.

          "9 1/2% Notes due 2011" means the Company's 9 1/2% Senior Subordinated Notes due 2011.

          "Acquired Indebtedness" of any particular Person means Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such particular Person or assumed by such particular Person in connection with the acquisition of assets from any other Person, and not incurred by such other Person in connection with, or in contemplation of, such other Person merging with or into such particular Person or becoming a Subsidiary of such particular Person or such acquisition.

          "Affiliate" means, with respect to any specified Person: (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; or (ii) any other Person that owns, directly or indirectly, ten percent or more of such Person's Capital Stock or any officer or director of any such Person or other Person or with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and controlled" have meanings correlative to the foregoing.

          "Apollo" means: (i) Apollo Management IV, L.P., a Delaware limited partnership, in its capacity as investment manager to the Apollo IV Holders;
(ii) Apollo


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Management V, L.P., a Delaware limited partnership, in its capacity as investment manager to the Apollo V Holders; and (iii) their Affiliates.

          "Apollo Group" means: (i) Apollo; (ii) the Apollo Holders; (iii) any Affiliate of Apollo (including the Apollo Holders); and (iv) any Person with whom Apollo or any Apollo Holder may be deemed as part of a "group" within the meaning of Section 13(d)(3) of the Exchange Act.

          "Apollo Holders" means: (i) Apollo Investment Fund IV, L.P., a Delaware limited partnership ("AIF IV"), and Apollo Overseas Partners IV, L.P., a Cayman Islands exempted limited partnership ("AOP IV" (collectively with AIF IV, referred to as the "Apollo IV Holders")) and any other partnership or entity affiliated with and managed by Apollo to which either AIF IV or AOP IV assigns any of their respective interests in or to the Preferred Stock; and (ii) Apollo Investment Fund V, L.P., a Delaware limited partnership ("AIF V") and Apollo Overseas Partners V, L.P., a Cayman Islands exempted limited partnership ("AOP V" (collectively with AIF V, referred to as the "Apollo V Holders")) and any other partnership or entity affiliated with and managed by Apollo to which either AIF V or AOP V assigns any of their respective interests in or to the Preferred Stock.

          "Bankruptcy Laws" means the bankruptcy laws of the United States and the law of any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

          "Board of Directors" means the Board of Directors of the Company or any committee of such Board of Directors duly authorized to act under the Indenture.

          "Board Resolution" means a copy of a resolution, certified by the Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means any day other than a Saturday or Sunday or other day on which banks in New York, New York, Kansas City, Missouri, or the city in which the Corporate Trust Office is located are authorized or required to be closed or, if no Security is outstanding, the city in which the principal corporate trust office of the Trustee is located.

          "Capital Lease Obligation" of any Person means any obligations of such Person and its Subsidiaries on a consolidated basis under any capital lease or financing lease of a real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation (together with Indebtedness in the form of operating leases entered into by the Company or its Subsidiaries after May 21, 1998 and required to be reflected on a consolidated balance sheet pursuant to EITF 97-10 or any subsequent pronouncement having similar effect).

          "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock, including preferred stock, any rights (other than debt securities convertible into capital


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stock), warrants or options to acquire such capital stock, whether now outstanding or issued after the date of the Indenture.

          "Cash Equivalents" means: (i) United States dollars; (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality; (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any United States domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better; (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above; (v) commercial paper having one of the two highest rating categories obtainable from Moody's or S&P in each case maturing within six months after the date of acquisition; (vi) readily marketable direct obligations issued by any State of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from Moody's or S&P; and (vii) investments in money market funds which invest at least 95% of their assets in securities of the types described in clauses (i) through (vi) of this definition.

          "Change of Control" means the occurrence of, after the date of the Indenture, either of the following events: (a) any Person (other than a Permitted Holder) or any Persons (other than any Permitted Holders) acting together that would constitute a group (for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto) (a "Group"), together with any Affiliates thereof (other than any Permitted Holders) shall beneficially own (as defined in Rule 13d-3 under the Exchange Act, or any successor provision thereto) at least 50% of the aggregate voting power of all classes of Capital Stock of the Company entitled to vote generally in the election of directors (the determination of aggregate voting power to recognize that the Company's Class B Stock, par value 66 2/3 cents per share, currently has ten votes per share and the Company's Common Stock, par value 66 2/3 cents per share, currently has one vote per share); or (b) any Person (other than a Permitted Holder) or Group (other than any Permitted Holders) together with any Affiliates thereof (other than any Permitted Holders) shall succeed in having a sufficient number of its nominees who are not management nominees elected to the Board of Directors of the Company such that such nominees when added to any existing director remaining on the Board of Directors of the Company after such election who is an Affiliate (other than any Permitted Holder) of such Group, will constitute a majority of the Board of Directors of the Company.

          "Closing Date" means the date on which the Original Securities are originally issued under the Indenture.

          "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person. To the extent necessary to comply with the requirements of the provisions of Trust Indenture Act Sections 310 through 317 as they are applicable to the


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Company, the term "Company" shall include any other obligor with respect to the
Securities for the purposes of complying with such provisions.

          "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income (Loss) of such Person for such period increased (to the extent deducted in determining Consolidated Net Income (Loss)) by the sum of: (i) all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses); (ii) Consolidated Interest Expense of such Person and its Subsidiaries for such period; (iii) depreciation expense of such Person and its Subsidiaries for such period; (iv) amortization expense of such Person and its Subsidiaries for such period including amortization of capitalized debt issuance costs; and (v) any other non-cash charges of such Person and its Subsidiaries for such period (including non-cash expenses recognized in accordance with Financial Accounting Standard Number 106), all determined on a consolidated basis in accordance with GAAP; PROVIDED, HOWEVER, that, for purposes of this definition, all transactions involving the acquisition of any Person or motion picture theatre by another Person shall be accounted for on a "pooling of interests" basis and not as a purchase; provided, further, that, solely with respect to calculations of the Consolidated EBITDA Ratio: (i) Consolidated EBITDA shall include the effects of incremental contributions the Company reasonably believes in good faith could have been achieved during the relevant period as a result of a Theatre Completion had such Theatre Completion occurred as of the beginning of the relevant period; provided, however, that such incremental contributions were identified and quantified in good faith in an Officers' Certificate delivered to the Trustee at the time of any calculation of the Consolidated EBITDA Ratio;
(ii) Consolidated EBITDA shall be calculated on a pro forma basis after giving effect to any motion picture theatre or screen that was permanently or indefinitely closed for business at any time on or subsequent to the first day of such period as if such theatre or screen was closed for the entire period; and (iii) all preopening expense and theatre closure expense which reduced (or increased) Consolidated Net Income (or Loss) during any applicable period shall be added to Consolidated EBITDA.

          "Consolidated EBITDA Ratio" of any Person means, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period (other than any non-cash Consolidated Interest Expense attributable to any amortization or write-off of deferred financing costs); provided that, in making such computation, (A) the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) with respect to any Indebtedness which bears, at the option of such Person, a fixed or floating rate of interest, such Person shall apply, at its option, either the fixed or floating rate.

          "Consolidated Interest Expense" of any Person means, without duplication, for any period, as applied to any Person, (A) the sum of (a) the aggregate of the interest expense on Indebtedness of such Person and its consolidated Subsidiaries for such period, on a consolidated basis, including, without limitation: (i) amortization of


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debt discount; (ii) the net cost under Interest Rate Protection Agreements
(including amortization of discounts); (iii) the interest portion of any deferred payment obligation; and (iv) accrued interest, plus (b) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its consolidated Subsidiaries during such period, minus (B) the cash interest income (exclusive of deferred financing fees) of such Person and its consolidated subsidiaries during such period, in each case as determined in accordance with GAAP consistently applied.

          "Consolidated Net Income (Loss)" of any Person means, for any period, the consolidated net income (loss) of such Person and its consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (loss), by excluding all extraordinary gains or losses (net of reasonable fees and expenses relating to the transaction giving rise thereto) of such Person and its Subsidiaries.

          "Construction Indebtedness" means Indebtedness incurred by the Company or its Subsidiaries in connection with the construction of motion picture theatres or screens.

          "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 452 Fifth Avenue, New York, New York 10018, Attn: Issuer Services.

          "Credit Facility" means that certain Amended and Restated Credit Agreement, dated as of April 10, 1997, among the Company, The Bank of Nova Scotia, as administrative agent, Bank of America National Trust and Savings Association, as document agent, and the various other financial institutions thereto, as the same may be amended from time to time, together with any extension, revisions, refinancing or replacement thereof by a lender or syndicate of lenders.

          "Currency Hedging Obligations" means the obligations of any Person pursuant to an arrangement designed to protect such Person against fluctuations in currency exchange rates.

          "Debt Rating" means the rating assigned to the Securities by Moody's or S&P, as the case may be.

          "Default" means any event which is, or after notice or the passage of time or both, would be, an Event of Default.

          "Designated Senior Indebtedness" means: (i) all Senior Indebtedness under the Credit Facility; and (ii) any other Senior Indebtedness: (a) which at the time of determination exceeds $30 million in aggregate principal amount, (b) which is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company and (c) as to which the Trustee has been given written notice of such designation. The "authorized representative" of Designated Senior Indebtedness shall be the agent under the Credit Facility (initially, The


                                       6

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Bank of Nova Scotia) or other representative, designated in writing by the
Company to the Trustee, of the holders of any class or issue of Designated Senior Indebtedness.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.

          "GC Companies Acquisition Date" means the date, if any, on which the Company completes the acquisition of GC Companies, Inc. and certain of its subsidiaries.

          "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied.

          "Guarantee" means, with respect to any Person, any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person: (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or
(ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Guaranteed Indebtedness" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness and all dividends of other Persons for the payment of which, in either case, such Person is directly or indirectly responsible or liable as obligor, guarantor or otherwise.

          "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Security register described in Section 2.04 as the registered holder of any Security.

          "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); PROVIDED, HOWEVER, that a change in GAAP that results in an obligation (including, without limitation, preferred stock, temporary equity, mezzanine equity or similar classification) of such Person that exists at such time, and is not theretofore classified as Indebtedness, becoming Indebtedness shall not be


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deemed an Incurrence of such Indebtedness; provided further, however, that any
Indebtedness or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with Section 4.05, amortization of debt discount shall not be deemed to be the Incurrence of Indebtedness, provided that in the case of Indebtedness sold at a discount, the amount of such Indebtedness Incurred shall at all times be the aggregate principal amount at stated maturity.

          "Indebtedness" means, with respect to any Person, without duplication:
(i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities Incurred in the ordinary course of business, but including, without limitation, all obligations of such Person in connection with any letters of credit and acceptances issued under letter of credit facilities, acceptance facilities or other similar facilities, now or hereafter outstanding;
(ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments; (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business; (iv) every obligation of such Person issued or contracted for as payment in consideration of the purchase by such Person or a Subsidiary of such Person of the Capital Stock or substantially all of the assets of another Person or in consideration for the merger or consolidation with respect to which such Person or a Subsidiary of such Person was a party; (v) all indebtedness referred to in clauses (i) through (iv) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; (vi) all Guaranteed Indebtedness of such Person; (vii) all obligations under Interest Rate Protection Agreements of such Person; (viii) all Currency Hedging Obligations of such Person; (ix) all Capital Lease Obligations of such Person; and (x) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (i) through (ix) above.

          "Indenture" means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Interest Rate Protection Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement

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designed to protect the Company or any of its Subsidiaries against fluctuations in interest rates.

          "Lien" means any mortgage, lien (statutory or other), pledge, security interest, encumbrance, claim, hypothecation, assignment for security, deposit arrangement or preference or other security agreement of any kind or nature whatsoever. A Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to Indebtedness of such Person. The right of a distributor to the return of its film held by a Person under a film licensing agreement is not a Lien as used herein. Reservation of title under an operating lease by the lessor and the interest of the lessee therein are not Liens as used herein.

          "Maturity" means, with respect to any Security, the date on which the principal of such Security becomes due and payable as provided in such Security or the Indenture, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

          "Non-Payment Default" means any event of default with respect to any Designated Senior Indebtedness (other than a Payment Default) pursuant to which the Maturity thereof may be accelerated.

          "Non-Recourse Indebtedness" means Indebtedness as to which: (i) none of the Company or any of its Subsidiaries (a) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness) or
(b) is directly or indirectly liable; and (ii) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against the relevant Unrestricted Subsidiary or its assets) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or its Subsidiaries (other than Non-Recourse Indebtedness) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

          "Obligations" means any principal (including reimbursement obligations and guarantees), premium, if any, interest (including interest accruing on or after the filing of, or which would have accrued but for the filing of, any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), penalties, fees, expenses, indemnifications, reimbursements, claims for rescission, damages, gross-up payments and other liabilities payable under the documentation governing any Indebtedness or otherwise.

          "Officer" means the Chairman of the Board, any Co-Chairman of the Board, President, the Chief Executive Officer, any Executive Vice President, any Senior Vice President and the Chief Financial Officer of the Company.

          "Officers' Certificate" means a certificate signed by two Officers. Each such certificate shall include the statements provided for in Trust Indenture Act Section 314(e) to the extent applicable.

          "Opinion of Counsel" means a written opinion of counsel to the Company or any other Person reasonably satisfactory to the Trustee.

          "Payment Default" means any default in payment (whether at stated maturity, upon scheduled installment, by acceleration or otherwise) of principal of, premium, if any, or interest in respect of any Senior Indebtedness beyond any applicable grace periods.

          "Permitted Holder" means: (i) Mr. Stanley H. Durwood's surviving spouse and any of his lineal descendants and their respective spouses (collectively, the "Durwood Family") and any Affiliate of any member of the Durwood Family; (ii) Mr. Stanley H. Durwood's estate, or any trust established by Mr. Stanley H. Durwood, during any period of administration prior to the distribution of assets to beneficiaries who are Persons described in clause
(iii) below; (iii) any trust which is established solely for the benefit of one or more members of the Durwood Family (whether or not any member of the Durwood Family is a trustee of such trust) or solely for the benefit of one or more charitable organizations or solely for the benefit of a combination of members of the Durwood Family and one or more charitable organizations; (iv) any member of the Apollo Group; and (v) any Subsidiary, any employee stock purchase plan, stock option plan or other stock incentive plan or program, retirement plan or automatic reinvestment plan or any substantially similar plan of the Company or any Subsidiary or any Person holding securities of the Company for or pursuant to the terms of any such employee benefit plan; provided that if any lender or other Person shall foreclose on or otherwise realize upon or exercise any remedy with respect to any security interest in or Lien on any securities of the Company held by any Person listed in this clause (v), then such securities shall no longer be deemed to be held by a Permitted Holder.

          "Permitted Indebtedness" means the following:

          (i) Indebtedness of the Company under the Original Securities or upon an exchange of such Original Securities for Exchange Securities or Private Exchange Securities, such Exchange Securities or Private Exchange Securities;

          (ii) Indebtedness of the Company under the Credit Facility in an aggregate principal amount at any one time outstanding not to exceed $425 million;

          (iii) Indebtedness of the Company or any of its Subsidiaries outstanding on the Closing Date;

          (iv) Indebtedness of the Company or any of its Subsidiaries consisting of Permitted Interest Rate Protection Agreements;

          (v) Indebtedness of the Company or any of its Subsidiaries to any one or the other of them;

          (vi) Indebtedness incurred to renew, extend, refinance or refund (each, a "refinancing") any Indebtedness outstanding on the Closing Date in an aggregate principal amount not to exceed the principal amount of the Indebtedness so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company incurred in connection with such refinancing;

          (vii) Indebtedness of any Subsidiary incurred in connection with the Guarantee of any Indebtedness of the Company;

          (viii) Indebtedness relating to Currency Hedging Obligations entered into solely to protect the Company or any of its Subsidiaries from fluctuations in currency exchange rates and not to speculate on such fluctuations;

          (ix) Capital Lease Obligations of the Company or any of its Subsidiaries;

          (x) Indebtedness of the Company or any of its Subsidiaries in connection with one or more standby letters of credit or performance bonds issued in the ordinary course of business or pursuant to self-insurance obligations;

          (xi) Indebtedness represented by property, liability and workers' compensation insurance (which may be in the form of letters of credit);

          (xii) Acquired Indebtedness, provided that such Indebtedness, if incurred by the Company, would be in compliance with Section 4.05;

          (xiii) Indebtedness of the Company or any of its Subsidiaries to an Unrestricted Subsidiary for money borrowed; provided that (a) such Indebtedness is subordinated in right of payment to the Securities by incorporation by reference of and in accordance with the provisions set forth in Schedule I hereto and (b) the Weighted Average Life of such Indebtedness is greater than the Weighted Average Life of the Securities;

          (xiv) Construction Indebtedness in an aggregate principal amount that does not exceed $100 million at any time outstanding; and

          (xv) Indebtedness not otherwise permitted to be incurred pursuant to clauses (i) through (xiv) above which, together with any other Indebtedness pursuant to this clause (xv), has an aggregate principal amount that does not exceed $100 million at any time outstanding.

          "Permitted Interest Rate Protection Agreements" means, with respect to any Person, Interest Rate Protection Agreements entered into the ordinary course of business by such Person that are designed to protect such Person against fluctuations in interest rates with respect to Permitted Indebtedness and that have a notional amount no greater than the payment due with respect to Permitted Indebtedness hedged thereby.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

          "Preferred Stock" means, collectively, the Company's Series A Convertible Preferred Stock and Series B Exchangeable Preferred Stock.

          "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to this Indenture, the value of any Property shall be its Fair Market Value.

          "Redeemable Capital Stock" means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be required to be redeemed prior to the final Stated Maturity of the Securities or is mandatorily redeemable at the option of the holder thereof at any time prior to such final Stated Maturity (except for any such Capital Stock that would be required to be redeemed or is redeemable, at the option of the holder thereof if the issuer thereof may redeem such Capital Stock for consideration consisting solely of Capital Stock that is not Redeemable Capital Stock) or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity at the option of the thereof.

          "Representative" means the trustee, agent or representative expressly authorized to act in such capacity, if any, for an issue of Senior Indebtedness.

          "Restricted Payments Computation Period" means the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after January 27, 1999 to the last day of the Company's fiscal quarter preceding the date of the applicable proposed Restricted Payment.

          "S&P" means Standard & Poor's Ratings Service or any successor to the rating agency business thereof.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Indebtedness" means: (i) all obligations of the Company, now or hereafter existing, under or in respect of the Credit Facility; and (ii) the principal of, premium, if any, and interest on all other Indebtedness of the Company (other than the Securities, the 9 1/2% Notes due 2009 and the 9 1/2% Notes due 2011), whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Notwithstanding the foregoing, "Senior Indebtedness" shall not include: (i) Indebtedness evidenced by the

Securities; (ii) Indebtedness of the Company that is expressly subordinated in right of payment to any Senior Indebtedness of the Company, the Securities or the Indebtedness evidenced by the 9 1/2% Notes due 2009 or the 9 1/2% Notes due 2011; (iii) Indebtedness of the Company that by operation of law is subordinate to any general unsecured obligations of the Company; (iv) Indebtedness of the Company to the extent incurred in violation of any covenant of the Indenture;
(v) any liability for federal, state or local taxes or other taxes, owed or owing by the Company; (vi) trade account payables owed or owing by the Company;
(vii) amounts owed by the Company for compensation to employees or for services rendered to the Company; (viii) Indebtedness of the Company to any Subsidiary or any other Affiliate of the Company; and (ix) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 of the United States Code is without recourse to the Company or any Subsidiary.

          "Significant Subsidiary" means any Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

          "Special Interest" means the additional interest, if any, to be paid on the Securities as described in Exhibit 1 to Appendix A.

          "Stated Maturity," when used with respect to any Security or any installment of interest thereof, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

          "Subsidiary" of any person means: (i) any corporation of which more than 50% of the outstanding shares of Capital Stock having ordinary voting power for the election of directors is owned directly or indirectly by such Person; and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person, directly or indirectly, has more than a 50% equity interest, and, except as otherwise indicated herein, references to Subsidiaries shall refer to Subsidiaries of the Company. Notwithstanding the foregoing, for purposes hereof, an Unrestricted Subsidiary shall not be deemed a Subsidiary of the Company other than for purposes of the definition of "Unrestricted Subsidiary" unless the Company shall have designated in writing to the Trustee an Unrestricted Subsidiary as a Subsidiary. A designation of an Unrestricted Subsidiary as a Subsidiary may not thereafter be rescinded.

          "Theatre Completion" means any motion picture theatre or screen which was first opened for business by the Company or a Subsidiary of the Company during any applicable period.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that, in the event the TIA is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendments, the Trust Indenture Act of 1939 as so amended.

          "Trust Officer" means any officer within the Corporate Trust Administration department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

          "U.S. Dollars", "United States Dollars"; "US$" and the symbol "$" each mean currency of the United States of America.

          "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

          "Unrestricted Subsidiary" means a Subsidiary of the Company designated in writing to the Trustee: (i) whose properties and assets, to the extent they secure Indebtedness, secure only Non-Recourse Indebtedness; (ii) that has no Indebtedness other than Non-Recourse Indebtedness; and (iii) that has no Subsidiaries.

          "Weighted Average Life" means, as of any date, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of the number of years from such date to the dates of each successive scheduled principal payment (including any sinking fund payment requirements) of such debt security multiplied by the amount of such principal payment, by (ii) the sum of all such principal payments.

          "Wholly-Owned Subsidiary" of any Person means a Subsidiary of such Person, all of the Capital Stock (other than Directors' qualifying shares) or other ownership interests of which shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

          SECTION 1.02. OTHER DEFINITIONS.


        TERM                                                DEFINED IN SECTION
        ----                                                ------------------
"Bankruptcy Order"                                                 6.01
"Change of Control Offer"                                          4.09
"Change of Control Payment Date"                                   4.09
"Change of Control Purchase Price"                                 4.09
"covenant defeasance option"                                       8.01
"Custodian"                                                        6.01
"Event of Default"                                                 6.01
"Exchange Security"                                          Appendix A
"Global Security"                                            Appendix A
"Initial Blockage Period"                                         10.03
"Initial Security"                                           Appendix A
"legal defeasance option"                                          8.01


                                       14


"Legal Holiday"                                                   11.08
"OID"                                                              2.01
"Original Securities"                                              2.01
"Paying Agent"                                                     2.04
"Payment Blockage Period"                                         10.03
"Permitted Junior Securities"                                     10.02
"Private Exchange Security"                                  Appendix A
"Registered Exchange Offer"                                  Appendix A
"Registrar"                                                        2.04
"Restricted Payments"                                              4.06
"Shelf Registration Statement"                               Appendix A
"Subordinated Obligations"                                        10.01
"Surviving Entity"                                                 5.01
"U.S. Government Obligations"                                      8.02

          SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE. Prior to the effectiveness of the registration statement to the Registered Exchange Offer or the Shelf Registration Statement, this Indenture shall incorporate and be governed by the provisions of the TIA. After the effectiveness of either the registration statement relating to the Registered Exchange Offer or the Shelf Registration statement, this Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions. The following TIA terms have the following meanings:

          "Commission" means the SEC.

          "Indenture securities" means the Securities.

          "indenture Security Holder" means a Securityholder.

          "indenture to be Qualified" means this Indenture.

          "Indenture Trustee" or "institutional Trustee" means the Trustee.

          "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.04. RULES OF CONSTRUCTION. Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4)  "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness; and

          (7) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP.

                                   ARTICLE II

                                 THE SECURITIES

          SECTION 2.01. AMOUNT OF SECURITIES; ISSUABLE IN SERIES. As provided for in Appendix A hereto, the aggregate principal amount of the Initial Securities which may be authenticated and delivered under this Indenture is unlimited. All Securities shall be substantially identical in all respects other than issue prices, issuance dates and denominations. The Securities may be issued in one or more series; provided, however, that any Securities issued with original issue discount ("OID") for Federal income tax purposes shall not be issued as part of the same series as any Securities that are issued with a different amount of OID or are not issued with OID.

          Subject to Section 2.03, the Trustee shall authenticate Securities for original issue on the Closing Date in the aggregate principal amount of $175,000,000 (the "Original Securities"). With respect to any Securities issued after the Closing Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, Original Securities pursuant to Section 2.07, 2.09 or 3.06 or Appendix A), there shall be established in or pursuant to a resolution of the Board of Directors, and subject to Section 2.03, set forth, or determined in the manner provided in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of such Securities:

          (1) whether such Securities shall be issued as part of a new or existing series of Securities and the title of such Securities(which shall distinguish the Securities of the series from Securities of any other series);

          (2) the aggregate principal amount of such Securities that may be authenticated and delivered under this Indenture (which shall be calculated without reference to any Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the same series pursuant to
Section 2.07, 2.09 or 3.06 or Appendix A or any Securities which, pursuant to
Section 2.03, are deemed never to have been authenticated and delivered hereunder);

         (3 ) the issue price and issuance date of such Securities, including the date from which interest on such Securities shall accrue;

         (4) if applicable, that such Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositories for such Global Securities, the form of any legend or legends that shall be borne by any such Global Security in addition to or in lieu of that set forth in Exhibit 1 to Appendix A and any circumstances in addition to or in lieu of those set forth in Section 2.3 of Appendix A in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depository for such Global Security or a nominee thereof; and

         (5) if applicable, that such Securities shall not be issued in the form of Initial Securities subject to Appendix A, but shall be issued in the form of Private Exchange Securities or Exchange Securities as set forth in Exhibit A.

         If any of the terms of any series are established by action taken pursuant to a resolution of the Board of Directors, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate or the trust indenture supplemental hereto setting forth the terms of the series.

         SECTION 2.02. FORM AND DATING. Provisions relating to the Initial Securities of each series, the Private Exchange Series and the Exchange Securities are set forth in Appendix A, which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities of each series and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities, the Private Exchange Series and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities of each series may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form reasonably acceptable to the Company. Each Security shall be dated the date of its authentication. The terms of the Securities of each series set forth in Exhibit 1 to Appendix A and Exhibit A are part of the terms of this Indenture.

         SECTION 2.03. EXECUTION AND AUTHENTICATION. Two Officers(or one Officer and the Vice President and Secretary of the Company) shall sign the Securities for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

         If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a written order of the Company in the form of an Officers' Certificate for the authentication and delivery of such Securities, and the Trustee in accordance with such written order of the Company shall authenticate and deliver such Securities.

         A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

         SECTION 2.04. REGISTRAR AND PAYING AGENT. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

         The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

         The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

         SECTION 2.05. PAYING AGENT TO HOLD MONEY IN TRUST. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Security holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Wholly-Owned Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

         SECTION 2.06. SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

         SECTION 2.07. REPLACEMENT SECURITIES. If a mutilated security is surrendered to the Registrar or if the Holder of a Security claims that such Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

         Every replacement Security is an additional obligation of Company.

         SECTION 2.08. OUTSTANDING SECURITIES. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

         If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bonafide purchaser.

         If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

         SECTION 2.09. TEMPORARY SECURITIES. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

         SECTION 2.10. CANCELATION. The Company at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancelation and deliver cancelled Securities to the Company upon a written direction of the Company. Except as expressly permitted herein, the Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation.

         SECTION 2.11. DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Securities, the Company shall pay the defaulted interest (plus interest on such defaulted interest at the rate borne by the Securities to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

         SECTION 2.12. CUSIP NUMBERS. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that neither the Company nor the Trustee shall have any responsibility for any defect in the "CUSIP" number that appears on any Security, check, advice of payment or redemption notice, and any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                  ARTICLE III

                                   REDEMPTION

         SECTION 3.01. NOTICES TO TRUSTEE. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and that such redemption is being made pursuant to paragraph 5 of the Securities.

         The Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

         SECTION 3.02. SELECTION OF SECURITIES TO BE REDEEMED. If fewer than all the Securities are to be redeemed, not more than 60 days prior to the redemption date, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

         SECTION 3.03. NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

         The notice shall identify the Securities (or portion thereof) to be redeemed (including CUSIP numbers if any) and shall state:

         (1)      the redemption date;

         (2)      the redemption price;

         (3)      the name and address of the Paying Agent;

         (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (5) if fewer than all the outstanding Securities are to be redeemed, or if a Security is to be redeemed in part only, the identification and principal amounts of the particular Securities (or portion thereof) to be redeemed;

         (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

         (7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

         At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section at least 45 days before the redemption date.

         SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

         SECTION 3.05. DEPOSIT OF REDEMPTION PRICE. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly-Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date that is on or prior to the date of redemption) on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the Trustee for cancelation.

         SECTION 3.06. SECURITIES REDEEMED IN PART. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV

                                    COVENANTS

         SECTION 4.01. PAYMENT OF SECURITIES. The Company shall promptly pay the principal of and interest on the Securities, in immediately available funds, on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

         The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.

         SECTION 4.02. CORPORATE EXISTENCE. Subject to Article Five, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and corporate power and authority of the Company and each Subsidiary; provided, however, that the Company shall not be required to preserve any such corporate existence and corporate power and authority if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole.

         SECTION 4.03. PAYMENT OF TAXES AND OTHER CLAIMS. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent,

         (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and

         (b) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary that could produce a material adverse effect on the consolidated financial condition of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

         SECTION 4.04. MAINTENANCE OF PROPERTIES. The Company will cause all Properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, except, in every case, as and to the extent that the Company may be prevented by fire, strikes, lockouts, acts of God, inability to obtain labor or materials, governmental restrictions, enemy action, civil commotion or unavoidable casualty or similar causes beyond the control of the Company; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any such Properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

         SECTION 4.05. LIMITATION ON CONSOLIDATED INDEBTEDNESS. The Company will not, and will not permit any of its Subsidiaries to Incur any Indebtedness (excluding Permitted Indebtedness) unless after giving effect to such event on a pro forma basis the Company's Consolidated EBITDA Ratio for the four (4) full fiscal quarters immediately preceding such event, taken as one period calculated on the assumption that such Indebtedness had been incurred on the first day of such four-quarter period, is greater than or equal to 2.0:1.

         SECTION 4.06. LIMITATION ON RESTRICTED PAYMENTS. The Company shall not, directly or indirectly:

         (a) declare or pay any dividend on, or make any distribution in respect of, any shares of the Company's or any Capital Stock (excluding dividends or distributions payable in shares of its Capital Stock or in options, warrants or other rights to purchase such Capital Stock, but including dividends or distributions payable in Redeemable Capital Stock or in options, warrants or other rights to purchase Redeemable Capital Stock (other than dividends on such Redeemable Capital Stock payable in shares of such Redeemable Capital Stock)) held by any Person other than the Company or any of its Wholly-Owned Subsidiaries; or

         (b) purchase, redeem or acquire or retire for value any Capital Stock of the Company or any Affiliate thereof (other than any Wholly-Owned Subsidiary of the Company) or any options, warrants or other rights to acquire such Capital Stock;

(such payments or any other actions described in (a) and (b) above are collectively referred to as "Restricted Payments") unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution):
(1) no Default or Event of Default shall have occurred and be continuing; (2) the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of Section 4.05 and (3) the aggregate amount of all Restricted Payments declared or made after January 27, 1999 (including the proposed Restricted Payment) does not exceed the sum of:

                  (1) (x) Consolidated EBITDA for the Restricted Payments Computation Period minus (y) 2.0 times Consolidated Interest Expense for the Restricted Payments Computation Period;

                  (2) the aggregate net proceeds, including the Fair Market Value of property other than cash (as determined by the Board of Directors, whose determination shall be conclusive, except that for any property whose Fair Market Value exceeds $10 million such Fair Market Value shall be confirmed by an independent appraisal obtained by the Company), received after January 27, 1999 by the Company from the issuance or sale (other than to any of its Subsidiaries) of shares of Capital Stock of the Company (other than Redeemable Capital Stock) or warrants, options or rights to purchase such shares of Capital Stock;

                  (3) the aggregate net proceeds, including the Fair Market Value of property other than cash (as determined by the Board of Directors, whose determination shall be conclusive, except that for any property whose Fair Market Value exceeds $10 million such Fair Market Value shall be confirmed by an independent appraisal obtained by the Company), received after January 27, 1999 by the Company from debt securities that have been converted into or exchanged for Capital Stock of the Company (other than Redeemable Capital Stock) to the extent such debt securities were originally sold for such net proceeds plus the aggregate cash received by the Company at the time of such conversion; and

                  (4)      $100 million.

Notwithstanding the foregoing limitation, the Company may: (a) pay dividends on its Capital Stock within sixty days of the declaration thereof if, on the declaration date, such dividends could have been paid in compliance with the foregoing limitation or (b) acquire, redeem or retire Capital Stock in exchange for, or in connection with a substantially concurrent issuance of, Capital Stock of the Company (other than Redeemable Capital Stock).

         SECTION 4.07. LIMITATION ON TRANSACTIONS WITH AFFILIATES. (a) The Cmpany will not, and will not permit any of its Subsidiaries to, directly or indirectly enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than a Wholly-Owned Subsidiary of the Company) involving aggregate consideration in excess of $5 million unless (A) such transaction or series of transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than would be available at the time of such transaction or series of transactions in a comparable transaction in an arm's-length dealing with an unaffiliated third party, (B) such transaction or series of transactions is in the best interests of the Company and (C) with respect to a transaction or series of transactions involving aggregate payments equal to or greater than $50 million, a majority of disinterested members of the Board of Directors determines that such transaction or series of transactions complies with clauses (A) and (B) above, as evidenced by a Board Resolution.

         (b) Notwithstanding the foregoing limitation, the Company and its Subsidiaries may enter into or suffer to exist the following:

                           (i) any transaction pursuant to any contract in existence on the Closing Date;

                           (ii) any Restricted Payment permitted to be made pursuant to the provisions of Section 4.06;

                           (iii) any transaction or series of transactions between the Company and one or more of its Subsidiaries or between two or more of its Subsidiaries (provided that no more than 5% of the equity interest in any such Subsidiary is owned, directly or indirectly (other than by direct or indirect ownership of an equity interest in the Company), by any Affiliate of the Company other than a Subsidiary); and

                           (iv) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of its Subsidiaries.

         SECTION 4.08. LIMITATION ON SENIOR SUBORDINATED INDEBTEDNESS. The Company will not Incur any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness and senior in right of payment to the Securities.

         SECTION 4.09. CHANGE OF CONTROL. Upon the occurrence of a Change of Control, the Company will be required to make an offer (a "Change of Control Offer") to purchase all outstanding Securities at a purchase price equal to 101% (the "Change of Control Purchase Price") of their principal amount plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

         Within 30 days following the date upon which the Change of Control occurred, the Company must send, by first class mail, a notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law (the "Change of Control Payment Date"). The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the Change Control Payment Date.

         In the event that the Company makes a Change of Control Offer to purchase the Securities pursuant to this Section 4.09, the Company will comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule l4e-1 under, the Exchange Act.

         SECTION 4.10. PROVISION OF FINANCIAL INFORMATION. (a) Whether or not the Company is subject to the reporting requirements of the Exchange Act, or any successor provision thereto, the Company will furnish without cost to each Holder of Securities and file with the Commission and the Trustee: (i) within 90 days after the end of each fiscal year of the Company (x) audited year-end consolidated financial statements (including a balance sheet, income statement and statement of cash flows) prepared in accordance with GAAP and (y) the information described in Item 303 of Regulation S-K under the Securities Act, with respect to such period; and (ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, (x) unaudited quarterly consolidated financial statements (including a balance sheet, income statement and statement of cash flows) prepared in accordance with GAAP and (y) the information described in Item 303 of Regulation S-K under the Securities Act, with respect to such period. The Company may satisfy this obligation by furnishing copies of reports filed by it under Section 13(d) or 15 of the Exchange Act. Notwithstanding the foregoing, the Company shall not be obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings.

         (b) In addition, unless it is then subject to the reporting requirements of Section 13(d) or 15 of the Exchange Act, the Company will furnish to any prospective purchaser of Securities or beneficial owner of Securities in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Company has either exchanged the Securities for the Exchange Securities or until such time as the Holders thereof have disposed of such Securities pursuant to a Shelf Registration Statement.

         Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from any information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         SECTION 4.11. STATEMENT AS TO COMPLIANCE. The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after the date hereof (the fiscal year as of the date hereof is the 52/53 week period ending on the Thursday nearest March 31), a brief certificate of its principal executive officer, principal financial officer or principal accounting officer stating whether, to such officer's knowledge, the Company is in compliance with all covenants and conditions to be complied with by it under this Indenture; provided that the first such certificate shall be delivered no later than June 30, 2002. For purposes of this Section 4.11, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

         When a Default has occurred and is continuing or if the Trustee, any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Company shall deliver to the Trustee an Officers' Certificate specifying such Default, notice or other action within 10 Business Days of its occurrence.

         SECTION 4.12. WAIVER OF CERTAIN COVENANTS. The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 4.03 to 4.09 and Section 4.10(a), if before the time for such compliance, the Holders of a majority in aggregate principal amount of the Securities at the time outstanding shall, by written direction of such Holders, waive such compliance in such instance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

         SECTION 4.13. OID CERTIFICATE. The Company shall file with the Trustee promptly after the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

         SECTION 4.14. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                   ARTICLE V

                                SUCCESSOR COMPANY

         SECTION 5.01. CONSOLIDATION. The Company shall not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person (other than any Wholly-Owned Subsidiary) or sell, assign, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person (other than any Wholly-Owned Subsidiary) or group of affiliated Persons unless at the time and after giving effect thereto:

         (a) either (A) the Company shall be the continuing corporation or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer, lease or disposition the properties and assets of the Company substantially as an entirety (the "Surviving Entity") shall be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, in either case, expressly assume all the Obligations of the Company under the Securities and the Indenture,

         (b) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing, and

         (c) immediately before and immediately after giving effect to such transaction on a pro forma basis, except in the case of the consolidation or merger of any Subsidiary with or into the Company, the Company (or the Surviving Entity if the Company is not the continuing corporation) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section
4.05 hereof (determined in either case on a consolidated basis).

         In connection with any consolidation, merger, transfer or lease contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in the form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and the supplemental indenture in respect thereto comply with the provisions described herein and that all conditions precedent herein provided for or relating to such transaction have been complied with.

         SECTION 5.02. SUCCESSOR SUBSTITUTED. Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor corporation formed by such a consolidation or into which the Company is merged or to which such transfer is made shall succeed to, shall be substituted for and may exercise every right and power of the Company under the Securities and this Indenture, with the same effect as if such successor corporation had been named as the Company herein. In the event of any transaction (other than a lease) described and listed in
Section 5.01 in which the Company is not the continuing corporation, the successor Person formed or remaining shall succeed to, be substituted for and may exercise every right and power of the Company, and the Company shall be discharged from all obligations and covenants under the Securities and this Indenture.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

         SECTION 6.01. EVENTS OF DEFAULT. "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (a) default in the payment of any interest (including any Special Interest) on any Security when it becomes due and payable, whether or not such payment shall be prohibited by Article Ten, and continuance of such default for a period of 30 days;

         (b) default in the payment of the principal of or premium, if any, on any Security at its Maturity (upon acceleration, optional redemption, required purchase or otherwise), whether not or such payment, redemption or purchase shall be prohibited by Article Ten;

         (c) failure to comply with the requirements of Article Five;

         (d) default in the performance, or breach, of any covenant or warranty of the Company contained in this Indenture (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with in clause (a), (b) or (c) above) and continuance of such default or breach for a period of 60 days after written notice shall have been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Securities then outstanding;

         (e) (A) one or more defaults in the payment of principal of or premium, if any, on Indebtedness of the Company or its Wholly-Owned Subsidiary,

American Multi-Cinema, Inc., a Missouri Corporation ("AMC") or, from and after the GC Companies Acquisition Date, GC Companies or any domestic Subsidiary of GC Companies that is a Significant Subsidiary of the Company, aggregating $5 million or more, when the same becomes due and payable at the stated maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (B) Indebtedness of the Company or AMC or, from and after the GC Companies Acquisition Date, GC Companies or any domestic Subsidiary of GC Companies that is a Significant Subsidiary of the Company, aggregating $5 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled prepayment) prior to the stated maturity thereof;

         (f) any holder of any Indebtedness in excess of $5 million in the aggregate of the Company or AMC shall notify the Trustee of the intended sale or disposition of any assets of the Company or AMC that have been pledged to or for the benefit of such Person to secure such Indebtedness or shall commence proceedings, or take action (including by way of set-off) to retain in satisfaction of any such Indebtedness, or to collect on, seize, dispose of or apply, any such asset of the Company or AMC pursuant to the terms of any agreement or instrument evidencing any such Indebtedness of the Company or AMC or in accordance with applicable law;

         (g) one or more final judgments or orders shall be rendered against the Company or AMC for the payment of money, either individually or in an aggregate amount, in excess of $5 million and shall not be discharged and either (A) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order or (B) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, was not in effect;

         (h) the Company or AMC or, from and after the GC Companies Acquisition Date, GC Companies or any domestic Subsidiary of GC Companies that is a Significant Subsidiary of the Company pursuant to or under or within the meaning of any Bankruptcy Law:

                  (1)      commences a voluntary case or proceeding;

                  (2) consents to the entry of a Bankruptcy Order in an involuntary case or proceeding or the commencement of any case against it;

                  (3) consents to the appointment of a Custodian of it or for any substantial part of its property;

                  (4) makes a general assignment for the benefit of its creditors or files a proposal or other scheme of arrangement involving the rescheduling or composition of its indebtedness;

                  (5) files a petition in bankruptcy or an answer or consent seeking reorganization or relief; or

                  (6) consents to the filing of such petition in bankruptcy or the appointment of or taking possession by a Custodian; or

         (i) a court of competent jurisdiction in any involuntary case or proceeding enters a Bankruptcy Order against the Company or AMC or, from and after the GC Companies Acquisition Date, GC Companies or any domestic Subsidiary of GC Companies that is a Significant Subsidiary of the Company, and such Bankruptcy Order remains unstayed and in effect for 60 consecutive days; or

         (j) a Custodian shall be appointed out of court with respect to the Company or AMC or, from and after the GC Companies Acquisition Date, GC Companies or any domestic Subsidiary of GC Companies that is a Significant Subsidiary of the Company, or with respect to all or any substantial part of the property of the Company or AMC or, from and after the GC Companies Acquisition Date, GC Companies or any domestic Subsidiary of GC Companies that is a Significant Subsidiary of the Company.

         "Custodian" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrate or similar official under any Bankruptcy Law or any other person with like powers. "Bankruptcy Order" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding up, dissolution or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

         SECTION 6.02. ACCELERATION; RESCISSION AND ANNULMENT. If an Event of Default (other than an Event of Default specified in Section 6.01(h), (i) or
(j)) occurs and is continuing, then and in every such case the Trustee, by notice to the Company, or the Holders of not less than 25% in principal amount of the Securities outstanding, by notice to the Company and the Trustee, may declare the principal of all the Securities to be due and payable; provided, however, that so long as any Indebtedness permitted to be incurred pursuant to the Credit Facility shall be outstanding (including letters of credit and bankers' acceptances), no such acceleration shall be effective until the earlier of (i) acceleration of any such Indebtedness under the Credit Facility and (ii) five Business Days after the giving of written notice to the Company and an authorized Representative of the holders of Designated Senior Indebtedness of such acceleration. If an Event of Default specified in Section 6.01(h), (i) or
(j) occurs and is continuing, then the principal of all the Securities shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Company will deliver to the Trustee, within 10 days after the occurrence thereof, notice of any default or acceleration referred to in Sections 6.01(d) and 6.01(e).

         At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Securities outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

         (a) the Company has paid or deposited, or caused to be paid or deposited, with the Trustee a sum sufficient to pay

                  (1) all overdue interest (including Special Interest) on all Securities,

                  (2) the principal of (and premium, if any, on) any Securities that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities,

                  (3) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities, and

                  (4) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

         (b) all Events of Default, other than the non-payment of principal of the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

         Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Securities because an Event of Default specified in Section 6.01(e) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default (1) is Indebtedness in the form of an operating lease entered into by the Company or its Subsidiaries after May 21, 1998 and required to be reflected on a consolidated balance sheet pursuant to EITF 97-10, or any subsequent pronouncement having similar effect, (2) has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and (3) written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Securities, and no other Event of Default has occurred during such 30 day period which has not been cured or waived during such period.

         SECTION 6.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

         SECTION 6.04. WAIVER OF PAST DEFAULTS. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security, (ii) a Default arising from a failure to make or consummate a Change of Control Offer in accordance with the provisions of Section 4.09, or (iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

         SECTION 6.05. CONTROL BY MAJORITY. The Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that subject to Section 315 of the TIA, the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to reasonable indemnification against all losses and expenses caused by taking or not taking such action.

         SECTION 6.06. LIMITATION ON SUITS. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding shall have made a written request, and such Holder of or Holders shall have offered reasonable indemnity, to the Trustee to pursue such proceeding as trustee; and

                  (3) the Trustee has failed to institute such proceeding and has not received from the Holders of at least a majority in aggregate principal amount of the Securities outstanding a direction inconsistent with such request, within 60 days after such notice, request and offer.

         The foregoing limitations on the pursuit of remedies by a Securityholder shall not apply to a suit instituted by a Holder of Securities for the enforcement of payment of the principal of or interest on such Security on or after the applicable due date specified in such Security. A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

         SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

         SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

         SECTION 6.10. PRIORITIES. If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:

         FIRST:   to the Trustee for amounts due under Section 7.07;

         SECOND: to holders of Senior Indebtedness to the extent required by Article Ten;

         THIRD: to Securityholders for amounts due and unpaid on the securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest respectively;

         FOURTH:  to the Company; and,

         FIFTH: the Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

         SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities.

         SECTION 6.12. WAIVER OF STAY OR EXTENSION LAWS. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VII

                                     TRUSTEE

         SECTION 7.01. DUTIES OF TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         (b) Except during the continuance of an Event of Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (1)      this paragraph does not limit the effect of paragraph
                           (b) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

         (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

         (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

         (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA and the provisions of this Article Seven shall apply to the Trustee in its role as Registrar, Paying Agent and Security Custodian.

         (i) The Trustee shall not be deemed to have notice of a Default or an Event of Default unless (a) the Trustee has received written notice thereof from the Company or any Holder or (b) a Trust Officer shall have actual knowledge thereof.

         SECTION 7.02. RIGHTS OF TRUSTEE. Subject to 315(a)-(d) of the TIA:


         (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document. The Trustee may, however, in its discretion make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

         (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

         SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliate with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections
7.10 and 7.11.

         SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

         SECTION 7.05. NOTICE OF DEFAULTS. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 90 days after it is known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default or Event of Default in payment of principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

         SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS. As promptly as practicable after each December 31 beginning with December 31, 2002, and in any event prior to March 31 in each year, the Trustee shall mail to each Securityholder a brief report dated as of December 31 each year that complies with TIA 313(a), if and to the extent required by such subsection. The Trustee shall also comply with TIA 313(b) and (c).

         A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

         SECTION 7.07. COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee and any predecessor Trustee from time to time such compensation for its services as shall from time to time be agreed to in writing by the Company and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the acceptance and administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expenses or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith. The Company need not pay for any settlement made by the Trustee without the Company's consent, such consent not to be unreasonably withheld. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, successors and assigns.

         To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

         The Company's payment obligations pursuant to this Section shall survive the resignation or removal of the Trustee and the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(h), (i) or (j) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

         The provisions of this Section shall survive the termination of this Indenture.

         SECTION 7.08. REPLACEMENT OF TRUSTEE. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                  (1)      the Trustee fails to comply with Section 7.10;

                  (2)      the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4)      the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns, is removed by the Company or by the Holders a majority in aggregate principal amount of the Securities then outstanding and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

         If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in aggregate principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Securityholder who has been a bona fide Holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

         SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee. In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any such successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

         SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA 310(a). The Trustee shall have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall have) a combined capital and surplus of at least $50,000,000 as set forth in its (or its related bank holding company's) most recent published annual report of condition. The Trustee shall comply with TIA 310(b), subject to the penultimate paragraph thereof; provided, however, that there shall be excluded from the operation of TIA 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA 310(b)(1) are met. For purposes of this Section 7.10 and clause (i) of the first proviso contained in TIA
Section 310(b), the Indenture dated as of March 19, 1997 as amended, among the Company and HSBC Bank USA, as successor to The Bank of New York, providing for the issuance of the 9 1/2% Notes due 2009, and the Indenture dated as of January 27, 1999 as amended, among the Company and HSBC Bank USA, as successor to The Bank of New York, providing for the issuance of the 9 1/2% Notes due 2011, are hereby deemed to be specifically described.

         SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with TIA 311(a), excluding any creditor relationship listed in TIA 311(b). A Trustee who has resigned or been removed shall be subject to TIA 311(a) to the extent indicated.

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

         SECTION 8.01. DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancelation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article Three and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

         (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all of its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Section 5.01(c), Article Ten and Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09 and
4.10(a), and the operation of Sections 6.01 (c) through (g) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

         If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(d) (with respect to the covenants of Article Four identified in the immediately preceding paragraph and the provisions of 5.01(c)), 6.01(c), (e), (f) or (g).

         Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

         (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.09, 4.11, 7.07, 7.08, 8.05 and
8.06 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07 and 8.05 shall survive.

         SECTION 8.02. CONDITIONS TO DEFEASANCE. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                  (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Article Eight applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) cash in U.S. Dollars in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S.

                                    Dollars in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any) and interest (including any Special Interest) on the outstanding Securities on the Stated Maturity (or redemption date, if applicable) of such principal (and premium, if any) or installment of interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. Before such a deposit, the Company may give the Trustee, in accordance with Section 3.01 hereof, a notice of its election to redeem all of the outstanding Securities at a future date in accordance with Article Three which notice shall be irrevocable. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt;

                           (2) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.01(h),
                                    (i) or (j) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

                           (3) the deposit does not constitute a default hereunder or under any other material agreement binding on the Company and is not prohibited by Article Ten;

                           (4) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                           (5) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
                                    (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                           (6) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                           (7) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article Eight have been complied with.

         SECTION 8.03. APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article Eight. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article Ten.

         SECTION 8.04. REPAYMENT TO COMPANY. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

         Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

         SECTION 8.05. INDEMNITY FOR GOVERNMENT OBLIGATIONS. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

         SECTION 8.06. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article Eight by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article Eight; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE IX

                                   AMENDMENTS

         SECTION 9.01. WITHOUT CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any
Securityholder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2)      to comply with Article Five;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                  (4) to make any change in Article Ten that would limit or terminate the benefits available to any holder of Senior Indebtedness (or
                           Representatives therefor) under Article Ten;

                  (5)      to add Guarantees with respect to the
                           Securities or to secure the Securities;

                  (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                  (7) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this
                           Indenture under the TIA; or

                  (8) to make any change that does not adversely affect the rights of any Securityholder.

         An amendment under this Section may not make any change that adversely affects the rights under Article Ten of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such change.

         After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         SECTION 9.02. WITH CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities). However, without the consent of each Securityholder affected thereby, an amendment may not:

         (a) change the Stated Maturity of the principal of, or any installment of interest (including Special Interest) on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any Security or any premium or the interest (including Special Interest) thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date); or

         (b) reduce the amount of, or change the coin or currency of, or impair the right to institute suit for the enforcement of, the Change of Control Purchase Price; or

         (c) reduce the percentage in principal amount of the outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

         (d) modify any of the provisions of this Section or Sections 6.04, 6.07 and 4.12, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Security affected thereby; or

         (e) modify any of the provisions of this Indenture relating to the subordination of the Securities in a manner adverse to any Holder.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         An amendment under this Section may not make any change that adversely affects the rights under Article Ten of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such change.

         After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

         SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

         SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS AND WAIVERS. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. Such record date shall be a date not more than 30 days prior to the first solicitation of holders generally in connection therewith and no later than the date such solicitation is completed. If a record date is fixed, then notwithstanding the immediately preceding paragraph or Section 316(c) of the TIA, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 180 days after such record date.

         For all purposes of the Indenture, all Initial Securities, Exchange Securities and Private Exchange Securities shall vote together as one series of Securities under the Indenture.

         SECTION 9.05. NOTATION ON OR EXCHANGE OF SECURITIES. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver such Security to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return such Security to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

         SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment authorized pursuant to this Article Nine if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

         SECTION 9.07. PAYMENT FOR CONSENT. The Company shall not, and shall not permit any Affiliate or Subsidiary of the Company to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE X

                                  SUBORDINATION

         SECTION 10.01. AGREEMENT TO SUBORDINATE. The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the Obligations in respect of the Securities (the "Subordinated Obligations") are hereby expressly made subordinate and postponed to and subject in right of payment as provided in this Article to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness. The Securities shall in all respects rank pari passu with the 9 1/2% Notes due 2009, the 9 1/2% Notes due 2011 and any future senior subordinated Indebtedness and senior to all existing and future junior subordinated Indebtedness of the Company, and only Senior Indebtedness shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article Ten shall be subject to Section 10.11.

         This Article Ten shall constitute a continuing offer to all Persons who, in reliance upon such Article, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligee hereunder and they or each of them may enforce such provisions.

         SECTION 10.02. LIQUIDATION, DISSOLUTION, BANKRUPTCY. In the event of
(a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its assets, whether voluntary or involuntary from any source, or (b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Company, then and in any such event:

                            (1) the holders of Senior Indebtedness shall receive payment in full in cash or Cash Equivalents of all amounts due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in full in cash or Cash Equivalents to the satisfaction of the holders of Senior Indebtedness, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character from any source (other than a payment or distribution in the form of equity securities or subordinated securities of the Company or any successor obligor provided for by a plan of reorganization or readjustment that, in the case of any such subordinated securities, are subordinate in right of payment to all Senior Indebtedness that may at the time be outstanding to at least the same extent as the Securities are so subordinated as provided in this Article (such equity securities or subordinated securities hereinafter being "Permitted Junior Securities")) on account of the Subordinated Obligations or on account of the purchase or redemption or other acquisition of Securities; and

                            (2) any payment or distribution of assets of the Company of any kind or character from any source, whether in cash, property or securities (other than a payment or distribution in the form of Permitted Junior Securities), including by way of set-off or enforcement of any guarantee or otherwise, which the Trustee or the Holders would be entitled to receive but for the provisions of this Article shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their authorized representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or Cash Equivalents of all Senior Indebtedness of the Company remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor to the satisfaction of the holders of the Senior Indebtedness, to or for the holders of such Senior Indebtedness; and

                            (3)     any taxes that have been withheld or
                                    deducted from any payment or distribution in respect of the Securities, or any taxes that ought to have been withheld or deducted from any such payment or distribution that have been remitted to the relevant taxing authority, shall not be considered to be an amount that a Holder or the Trustee is entitled to receive for the purposes of
                                    Section 10.02(2).

         The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer, lease or other disposal of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Five shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this
Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires such assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer, lease or disposal, comply with the conditions set forth in Article Five.

         SECTION 10.03. DEFAULT ON SENIOR INDEBTEDNESS. (a) Unless Section 10.02 shall be applicable, upon (1) the occurrence of a Payment Default and (2) receipt by the Trustee from the Company or a holder of Senior Indebtedness of written notice of such occurrence, no payment (other than any payments made pursuant to the provisions contained in Section 8.02 from monies or U.S. Government Obligations previously deposited with the Trustee) or distribution of any assets of the Company of any kind or character from any source, whether in cash, property or securities (other than Permitted Junior Securities), shall be made by the Company including by way of set-off or enforcement of any guarantee or otherwise, on account of the Subordinated Obligations or on account of the purchase or redemption, deposit for defeasance or other acquisition of Securities unless and until such Payment Default shall have been cured or waived in writing or shall have ceased to exist or such Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents, after which the Company shall resume making any and all required payments in respect of the Securities, including any missed payments.

         (b) Unless Section 10.02 shall be applicable, upon (1) the occurrence of a Non-Payment Default and (2) receipt by the Trustee from an authorized representative of the holders of Designated Senior Indebtedness of written notice of such occurrence, then no payment (other than any payments made pursuant to the provisions contained in Section 8.02 from monies or U.S. Government Obligations previously deposited with the Trustee) or distribution of any assets of the Company of any kind or character from any source, whether in cash, property or securities (other than Permitted Junior Securities), shall be made by the Company including by way of set-off or enforcement of any guarantee or otherwise, on account of the Subordinated Obligations or on account of the purchase or redemption, deposit for defeasance or other acquisition of Securities for a period (the "Payment Blockage Period") commencing on the date of receipt by the Trustee of such notice from an authorized representative of the holders of Designated Senior Indebtedness or the Company at the direction of such representative unless and until (subject to any blockage of payments that may then be in effect under subsection (a) of this Section) (w) more than 179 days shall have elapsed since receipt of such written notice by the Trustee, (x) such Non-Payment Default shall have been cured or waived in writing or shall have ceased to exist, (y) such Designated Senior Indebtedness has been discharged or paid in full in cash or Cash Equivalents or (z) such Payment Blockage Period shall have been terminated by written notice to the Trustee from an authorized representative of the holders of Designated Senior Indebtedness initiating such Payment Blockage Period or from the holders of at least a majority in principal amount of such Designated Senior Indebtedness), after which, in the case of clause (w), (x), (y) or (z), the Company shall resume making any and all required payments in respect of the Securities, including any missed payments. Notwithstanding any other provision of this Indenture, in no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice referred to in clause (2) above (the "Initial Blockage Period"). No more than one Payment Blockage Period may be commenced during any period of 365 consecutive days. Notwithstanding any other provision of this Indenture, no event of default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period initiated by an authorized representative of the holders of Designated Senior Indebtedness for such Designated Senior Indebtedness shall be, or be made, the basis for the commencement of a second Payment Blockage Period for such Designated Senior Indebtedness, whether or not within the Initial Blockage Period, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

         (c) In the event that, notwithstanding the foregoing provisions of this Section, the Company shall make any payment to the Trustee (which is not paid over to Holders of Securities) prohibited by the foregoing provisions of this Section, then and in such event such payment shall be paid over to the authorized representatives of such Designated Senior Indebtedness initiating the Payment Blockage Period, to be held in trust for distribution to the holders of Senior Indebtedness or, to the extent amounts are not then due in respect of Senior Indebtedness, prompt return to the Company, or otherwise as a court of competent jurisdiction shall direct.

         SECTION 10.04. PAYMENT PERMITTED. Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent the Company, at any time except during the pendency of any event referred to in clause (a), (b) or (c) of Section 10.02 or under the conditions described in
Section 10.03, from making payments at any time of principal of (and premium, if any) or interest on the Securities.

         SECTION 10.05. SUBROGATION. After all Senior Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated and postponed to Senior Indebtedness to the same extent as the Securities are subordinated and postponed and which is entitled to like rights of subrogation) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article Ten to holders of Senior Indebtedness that otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on such Senior Indebtedness.

         SECTION 10.06. RELATIVE RIGHTS. This Article Ten defines the relative rights of Securityholders and holders of Senior Indebtedness. Nothing in this Indenture shall:

                           (1)      impair, as between the Company and
                                    Securityholders, the obligation of the
                                    Company, which is absolute and
                                    unconditional, to pay principal of and
                                    interest on the Securities in accordance with their terms; or

                           (2) affect the relative rights against the Company of Securityholders and creditors of the Company other than the holders of Senior Indebtedness; or

                           (3) except as set forth in Section 6.02 prevent the Trustee or any Securityholder from exercising its available remedies upon a Default or an Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Securityholders.

         SECTION 10.07. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY. (a) No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

         (b) Without in any way limiting the generality of subsection (a) of this Section, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following:

                           (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the terms of Senior Indebtedness or the terms of any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding (including any increase in the aggregate principal amount of any indebtedness thereunder, it being understood that any such additional indebtedness shall not constitute Senior Indebtedness to the extent incurred in violation of Section 4.05 of this Indenture);

                           (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness;

                           (3) release any Person liable in any manner for the collection of Senior Indebtedness; and

                           (4) exercise or refrain from exercising any rights against the Company and/or any other Person.

         (c) If the Trustee on behalf of the Holders or any Holders should fail to file a proof of claim in any bankruptcy, insolvency, receivership or similar proceeding relating to the Company at least 30 days before the expiration of the time to file such claim or claims, each holder of Senior Indebtedness (or its representative) is hereby authorized to file an appropriate claim for and on behalf of all or any of the Holders.

         SECTION 10.08. RIGHTS OF TRUSTEE AND PAYING AGENT. Notwithstanding
Section 10.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than one Business Day prior to the date of such payment, a Trust Officer receives notice satisfactory to it that payments may not be made under this Article Ten. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; provided, however, that, if an issue of Senior Indebtedness has a Representative, only the Representative may give the notice.

         Subject to the provisions of the TIA, the Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Indebtedness that may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article Seven shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Ten shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

         SECTION 10.09. DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

         SECTION 10.10. ARTICLE TEN NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE. The failure to make a payment pursuant to the Securities by reason of any provision in this Article Ten shall not be construed as preventing the occurrence of a Default. Nothing in this Article Ten shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities; provided, however, that, so long as any Indebtedness permitted by this Indenture to be incurred pursuant to the Credit Facility shall be outstanding (including letters of credit and bankers' acceptances), upon the occurrence and during the continuance of an Event of Default under this Indenture, neither the Trustee nor any Holder shall be entitled to accelerate all or any of the Subordinated Obligations until the earlier to occur of the fifth Business Day following receipt by the Company and by an authorized representative of the holders of Designated Senior Indebtedness of a written declaration of acceleration as provided in Section 6.02 and the date of acceleration of any such Indebtedness under the Credit Facility.

         SECTION 10.11. TRUST MONEYS NOT SUBORDINATED. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article Eight by the Trustee and which were deposited in accordance with the terms of Article Eight and not in violation of Section 10.03 for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article Ten, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness or any other creditor of the Company.

         SECTION 10.12. TRUSTEE ENTITLED TO RELY. Upon any payment or distribution pursuant to this Article Ten, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article Ten, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article Ten.

         SECTION 10.13. TRUSTEE TO EFFECTUATE SUBORDINATION. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness as provided in this Article Ten and appoints the Trustee as attorney-in-fact for any and all such purposes.

         SECTION 10.14. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Ten or otherwise.

         SECTION 10.15. RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS SUBORDINATION PROVISIONS. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                   ARTICLE XI

                                  MISCELLANEOUS

         SECTION 11.01. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with another provision that is required to be included in this Indenture by the TIA, the required provision shall control.

         SECTION 11.02. NOTICES. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail or sent by facsimile (with a hard copy delivered in person or by mail promptly thereafter) and addressed as follows:

                  if to the Company:

                           AMC Entertainment Inc.
                           106 West 14th Street
                           Kansas City, Missouri 64105
                           Attention of: Secretary


                           if to the Trustee:

                           HSBC Bank USA
                           452 Fifth Avenue
                           New York, NY  10018
                           Attention of:  Issuer Services

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 11.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Securityholders may communicate pursuant to TIA 312(b) with other
Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA 312(c).

         SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

                           (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                           (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINIONS. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                           (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

                           (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by, the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         SECTION 11.06. WHEN SECURITIES DISREGARDED. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

         SECTION 11.07. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent or co- registrar may make reasonable rules for their functions.

         SECTION 11.08. LEGAL HOLIDAYS. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the States of New York or Missouri. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

         SECTION 11.09. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         SECTION 11.10. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

         SECTION 11.11. SUCCESSORS. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 11.12. SEPARABILITY CLAUSE. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 11.13. RELIANCE ON FINANCIAL DATA. In computing any amounts under this Indenture: (i) to the extent relevant in computing any amounts under this Indenture the Company shall use audited financial statements of the Company, its Subsidiaries, any Person that would become a Subsidiary in connection with the transaction that requires the computation and any Person from which the Company or a Subsidiary has acquired an operating business, or is acquiring an operating business in connection with the transaction that requires the computation (each such Person whose financial statements are relevant in computing any particular amount, a "Relevant Person") for the period or portions of the period to which the computation relates for which audited financial statements are available on the date of computation and unaudited financial statements and other current financial data based on the books and records of the Relevant Person or Relevant Persons, as the case may be, to the extent audited financial statements for the period or any portion of the period to which the computation relates are not available on the date of computation; and (ii) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of any Relevant Person that are available on the date of the computation.

         SECTION 11.14. MULTIPLE ORIGINALS.The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         SECTION 11.15. TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                              AMC ENTERTAINMENT INC.,


                              by: /s/ Craig R. Ramsey
                                 -----------------------------------
                                 Name:   Craig R. Ramsey
                                 Title:  Senior Vice President, Finance,
                                         Chief Financial Officer and
                                         Chief Accounting Officer




                               HSBC BANK USA, as Trustee


                               by: /s/ Herawattee Alli
                                  ------------------------------------
                                  Name:  Herawattee Alli
                                  Title: Trust Officer

                                                                      SCHEDULE I

                 PROVISIONS FOR INTER-COMPANY SUBORDINATED DEBT

          1.1 CERTAIN DEFINITIONS. Unless otherwise defined in this Schedule I, terms defined in the Indenture in respect of the 9 7/8 % Senior Subordinated Notes due 2012 dated as of January 16, 2002 (the "Indenture") between AMC Entertainment Inc. (the "Company") and HSBC Bank USA, as trustee (the "Trustee") and used herein have the meanings attributed to such terms in the Indenture. As used herein, (a) the term "Relevant Obligor" means the obligor creating, incurring, assuming or suffering to exist any indebtedness under clause (xiii) under the definition of Permitted Indebtedness under the Indenture and (b) the term "Permitted Junior Securities" means equity securities other than Redeemable Capital Stock or subordinated securities of the Relevant Obligor or any successor obligor provided for by a plan of reorganization or readjustment that, in the case of any such subordinated securities, are subordinate in right of payment to all Securities and Indenture Obligations to at least the same extent as the indebtedness evidenced by this agreement or instrument is so subordinated as provided herein.

          2.1 AGREEMENT TO SUBORDINATE. The Relevant Obligor and the relevant creditor who is owed such indebtedness (the "Relevant Creditor") agree that the indebtedness represented by this agreement or instrument (including, without limitation, principal, interest, premium, fees, penalties, indemnities and "post-petition interest" in bankruptcy) is subordinate and junior in right of payment, to the extent and in the manner provided in this Section 2, to the prior payment in full of all Securities and Indenture Obligations of the Company. The Relevant Obligor agrees to hold the benefit of these provisions as incorporated in this agreement or this instrument as trustee for and on behalf of the Trustee and the Holders and the Relevant Obligor shall be a party to the agreement or instrument in such capacity and shall give the Relevant Creditor (and the Relevant Obligor on its own behalf) one dollar as valuable consideration in respect of the agreements given to it in such capacity as trustee. The provisions of this Section 2 are for the benefit of the Holders, and such Holders are hereby made obligees hereunder to the same extent as if their names were written herein as such, and they (collectively or singly) may proceed to enforce such provisions.

          2.2 LIQUIDATION; DISSOLUTION; BANKRUPTCY. (a) In the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Relevant Obligor or to its assets, whether voluntary or involuntary from any source, or (b) any liquidation, dissolution or other winding-up of the Relevant Obligor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Relevant Obligor; then, and in any such event:

          (i) the Trustee and the Holders shall be entitled to receive payment in full of all Securities and Indenture Obligations before the Relevant Creditor shall be entitled to receive any payment (other than in Permitted Junior Securities) of principal of or interest on, or any other amount owing in respect of, the indebtedness evidenced by this agreement or instrument;

          (ii) until payment in full of all the Securities and Indenture Obligations, any distribution of assets of any kind or character (other than in Permitted Junior Securities) to which the Relevant Creditor would be entitled but for this Section 2 shall be paid by the Relevant Obligor or by any receiver, trustee in bankruptcy, liquidating trustee, agents or other Persons making such payment or distribution to, or if received by the Relevant Creditor shall be held for the benefit of and shall be forthwith paid or delivered to, the Trustee and Holders in respect of the Securities and Indenture Obligations; and

          (iii) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Relevant Obligor of any kind or character, whether in cash, property or securities (other than in Permitted Junior Securities), shall be received by the Relevant Creditor before all the Securities and Indenture Obligations are paid in full, such payment or distribution shall be held in trust for the benefit of and shall be paid over to the Trustee and the Holders in respect of the Securities and Indenture Obligations, for application to the payment of all Securities and Indenture Obligations until all Securities and Indenture Obligations shall have been paid in full after giving effect to any concurrent payment or distribution to the Trustee or the Holders in respect of such Securities and Indenture Obligations.

     (b) If the Relevant Creditor does not file proper claims or proofs of claim in the form required in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Relevant Obligor or its property prior to 45 days before the expiration of the time to file such claims, then (i) upon the request of the Trustee, the Relevant Creditor shall file such claims and proofs of claim in respect of the indebtedness evidenced by this agreement or instrument and execute and deliver such powers of attorney, assignments and proofs of claim as may be directed by the Trustee to enable it to enforce any and all claims upon or in respect of the indebtedness evidenced by this agreement or instrument and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or in respect of the indebtedness evidenced by this agreement or instrument; and (ii) whether or not the Trustee shall take the action described in clause (i) above, the Trustee shall nevertheless be deemed to have such powers of attorney as may be necessary to file appropriate claims and proofs of claim and otherwise exercise the powers described above.

For purpose of this Section 2, "payment in full" means the receipt on an irrevocable basis of cash or Cash Equivalents in an amount equal to the unpaid principal amount of the indebtedness and premium, if any, and interest thereon to the date of such payment, together with all other amounts owing with respect to such indebtedness.

          2.3 SECURITIES AND INDENTURE OBLIGATIONS. (a) The Relevant Obligor shall not pay any principal, interest or premium on the indebtedness evidenced by this agreement or instrument, acquire the indebtedness evidenced by this agreement or instrument for cash or property other than capital stock (other than in Permitted Junior Securities) of the Relevant Obligor, or make any loans, advances or extensions of credit to the Relevant Creditor with respect to the indebtedness evidenced by this agreement or instrument, or pay or acquire any obligation or liability upon which the Relevant Creditor is the obligor, and the Relevant Creditor shall not demand, accept or receive any payment of any principal, interest or premium on the indebtedness evidenced by this agreement or instrument or any such cash, property (other than capital stock (other than in Permitted Junior Securities) of the Relevant Obligor), loans, advances or extensions of credit at any time when:

               (i) a default in the payment of any Securities and Indenture Obligations has occurred, whether at maturity or at a date fixed for prepayment or by declaration of an acceleration or otherwise, and such default either (A) shall be continuing or (B) shall not have been cured and shall have been waived by the Holders on the express condition that payments on and acquisitions of the indebtedness evidenced by this agreement or instrument by the Relevant Obligor be prohibited pursuant to this clause (i); or

               (ii) any default (other than as described in clause (i) of this Section 2.3(a)) under any agreement or instrument evidencing Securities and Indenture Obligations shall have occurred and either (x) shall be continuing or (y) shall not have been cured and shall have been waived by the Holders on the express condition that payments on or acquisition of the indebtedness evidenced by this agreement or instrument be prohibited pursuant to this clause (ii); or

               (iii) any Payment Default or Non-Payment Default shall have occurred and shall not have been cured or waived; or

               (iv) such payment of principal, interest or premium on the indebtedness evidenced by this agreement or instrument, or acquisition of the indebtedness evidenced by this agreement or instrument for cash or property other than capital stock of the Relevant Obligor would cause a Default or Event of Default under the Indenture.

          (b) If at any time when a payment on the indebtedness evidenced by this agreement or instrument is due, the Relevant Obligor would (but for this subsection (b)) be prohibited by Section 2.3(a) from making such payment, the Relevant Obligor shall nonetheless be obligated to make such payment if all of the Holders with respect to which any default shall have occurred shall have consented thereto in writing.

          (c) If, notwithstanding the foregoing, any payment of any kind or character, whether in cash, property or otherwise, shall be received by the Relevant Creditor before all the Securities and Indenture Obligations are paid in full, such payment shall be held in trust for the benefit of and shall be paid over to the Trustee and the Holders in respect of the Securities and Indenture Obligations for application to the payment of all such Securities and Indenture Obligations until all Securities and Indenture Obligations shall have been paid in full after giving effect to any concurrent payment or distribution to the Trustee or the Holders in respect of such Securities and Indenture Obligations.

          2.4. SUBROGATION. After all Securities and Indenture Obligations are paid in full and until the indebtedness evidenced by this agreement or instrument is paid in full, the Relevant Creditor shall be subrogated to the rights of the Holders. For purposes of this Section 2.4, a distribution made under this Section 2 to Holders which otherwise would have been made to the Relevant Creditor, or a payment made by the Relevant Creditor to Holders in respect of a turnover obligation under this Section 2, is not, as between the Relevant Obligor and such Holders, a payment by the Relevant Obligor on account of Securities and Indenture Obligations.

          2.5. RELATIVE RIGHTS. This Section 2 defines the relative rights of the Relevant Creditor on the one hand and the Holders on the other hand. Nothing in this Section 2 shall:

          (a) impair, as between the Relevant Obligor and the Relevant Creditor, the obligation of the Relevant Obligor, which is absolute and unconditional, to pay the principal of and interest on the indebtedness evidenced by this agreement or instrument in accordance with its terms; or

          (b) affect the relative rights of the Relevant Creditor on the one hand and creditors of the Relevant Obligor other than the Holders on the other hand; or

          (c)  affect the relative rights of the Holders among themselves; or

          (d) prevent the Relevant Creditor from exercising its available remedies upon a default, subject to Section 2.3 hereof and the rights of the Holders to receive cash, property or other assets otherwise payable to the Relevant Creditor.

          2.6. SUBORDINATION MAY NOT BE IMPAIRED. (a) No right of the Trustee or any Holder to enforce the subordination of indebtedness evidenced by this agreement or instrument shall in any way be prejudiced or impaired by any act or failure to act by the Relevant Obligor or by any act or failure to act in good faith, by the Trustee or any Holder or by any non-compliance by the Relevant Obligor with the terms, provisions or covenants herein, regardless of any knowledge thereof which the Trustee or any such Holder may have or be otherwise charged with. Neither the subordination of the indebtedness represented by this agreement or instrument as herein provided nor the rights of the Trustee and the Holders with respect hereto shall be affected by any extension, renewal or modification of the terms, or the granting of any security in respect of, any Securities and Indenture Obligations or any exercise or non-exercise of any right, power or remedy with respect thereto.

          (b) The Relevant Creditor agrees that all indebtedness evidenced by this agreement or instrument will be unsecured by any Lien upon or with respect to any property of the Relevant Obligor, and that the Relevant Creditor will not permit to subsist any Liens upon its claim in respect of or upon the proceeds of the indebtedness represented by this agreement or instrument.

          (c) The Relevant Creditor agrees not to exercise any offset or counterclaim or similar right in respect of the indebtedness evidenced by this agreement or instrument except to the extent payment of such indebtedness is permitted and will not assign or otherwise dispose of this agreement or instrument or the indebtedness which it evidences unless the assignee or acquiror, as the case may be, agrees to be bound by the terms of this Section 2.

          2.7 RELEVANT CREDITOR ENTITLED TO RELY. Upon any payment or distribution pursuant to this Section 2, the Relevant Creditor shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 2.2 are pending, (ii) upon a certificate of the liquidating trustee or agent or other person in such proceedings making such payment or distribution to the Relevant Creditor or its representative, if any, or (iii) upon a certificate of the Trustee for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the Holders, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 2.

          2.8 MISCELLANEOUS. (a) The provisions contained herein may not be amended or modified in any respect, nor may any of the terms or provisions hereof be waived, except by an instrument signed by the Relevant Obligor, the Relevant Creditor and the Trustee.

          (b) The provisions contained herein shall be binding upon each of the parties to this agreement or instrument and their respective successors and assigns and shall inure to the benefit of the Trustee and each and every Holder and their respective successors and assigns.

          (c) The provisions contained herein shall be governed by and construed in accordance with the laws of the State of New York.

          (d) The Relevant Creditor and the Relevant Obligor each hereby irrevocably agrees that any suits, actions or proceedings arising out of or in connection with the provisions contained herein may be brought in any state or federal court sitting in The City of New York and submits to the non-exclusive jurisdiction of each such court.

                                                                      APPENDIX A

                         PROVISIONS RELATING TO INITIAL
                       SECURITIES AND EXCHANGE SECURITIES

1.   DEFINITIONS

     1.1  Definitions

     For the purposes of this Appendix A the following terms shall have the meanings indicated below:

     "Definitive Security" means a certificated Initial Security or an Exchange Security or Private Exchange Security bearing, if required, the restricted securities legend set forth in Section 2.3(c).

     "Depository" means The Depository Trust Company, its nominees and their respective successors.

     "Distribution Compliance Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the Closing Date with respect to such Securities.

     "Exchange Securities" means the 9 7/8 % Senior Subordinated Notes due 2012 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Agreement.

     "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "Initial Purchasers" means Salomon Smith Barney Inc. Banc of America Securities LLC, Credit Suisse First Boston Corporation, Deutsche Banc Alex. Brown Inc., Lehman Brothers Inc., Scotia Capital (USA) Inc. and UBS Warburg LLC.

     "Initial Securities" means the 9 7/8 % Senior Subordinated Notes due 2012, to be originally issued from time to time, excluding Exchange Securities and Private Exchange Securities, in one or more series as provided for in this Indenture.

     "New Securities" shall have the meaning set forth in Section 1 of the Registration Agreement.

     "Original Securities" means Initial Securities in the aggregate principal amount of $175,000,000 issued on January 16, 2002.

     "Private Exchange" means the offer by the Company, pursuant to Section 2(f) of the Registration Agreement dated January 16, 2002, or pursuant to any similar provision of any other Registration Agreement, to issue and deliver to certain purchasers, in exchange for the Initial Securities held by such purchasers as part of their initial distribution, a like aggregate principal amount of Private Exchange Securities.

     "Private Exchange Securities" means those New Securities to be issued pursuant to this Indenture in connection with a Private Exchange pursuant to a Registration Agreement.

     "Purchase Agreement" means the Purchase Agreement dated January 11, 2002, between the Company and the Initial Purchasers relating to the Original Securities, or any similar agreement relating to any future sale of Initial Securities by the Company.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Registered Exchange Offer" means the offer by the Company, pursuant to a Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

     "Registration Agreement" means the Registration Rights Agreement dated January 16, 2002, between the Company and the Initial Purchasers relating to the Original Securities, or any similar agreement relating to any additional Initial Securities.

     "Rule 144A Securities" means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

     "Securities" means the Initial Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

     "Shelf Registration Statement" means a registration statement issued by the Company in connection with the offer and sale of Initial Securities or Private Exchange Securities pursuant to a Registration Agreement.

     "Transfer Restricted Securities" means Definitive Securities and any other Securities that bear or are required to bear the legend set forth in Section 2.3(c) hereto.

     1.2  Other Definitions

     TERM                                              DEFINED IN SECTION:
     ----                                              -------------------
     "Agent Members"                                             2.1(b)
     "Global Security"                                           2.1(a)
     "Regulation S"                                              2.1
     "Rule 144A"                                                 2.1

2.   THE SECURITIES

     2.1  Form and Dating

          The Initial Securities will be offered and sold by the Company, from time to time, pursuant to one or more Purchase Agreements. Unless registered or exempt from registration under the Securities Act, the Initial Securities will be resold, initially only to QIBs in reliance on Rule 144A under the Securities Act ("Rule 144A") and in reliance on Regulation S under the Securities Act ("Regulation S"). Initial Securities so issued may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and IAIs under Rule 501(a)(1), (2), (3) or (7) under the Securities Act, subject to the restrictions on transfers set forth herein.

          (a) Global Securities. Except as provided in Section 2.4, Securities shall be in the form of one or more permanent global Securities in definitive, fully registered form (each a "Global Security") in each case without interest coupons and with the global securities legend and, except as otherwise provided herein, the restricted securities legend set forth in Exhibit 1 hereto. The Initial Securities shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

          (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

     The Company shall execute and the Trustee shall, in accordance with this
Section 2.1(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as Securities Custodian.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as Securities Custodian or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

          (c) Definitive Securities. Except as provided in Section 2.3, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

     2.2 Authentication. The Trustee shall authenticate and deliver: (1) Original Securities for original issue in an aggregate principal amount of $175,000,000, (2) any additional Initial Securities, if and when issued pursuant to the Indenture; and (3) the Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Agreement, for a like principal amount of Initial Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either a Treasurer or an Assistant Treasurer or a Secretary or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Exchange Securities or Private Exchange Securities.

     2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar or a co-registrar with a request:

          (x)  to register the transfer of such Definitive Securities; or

          (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

               (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

               (ii) are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause
          (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                    (A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                    (B) if such Definitive Securities are being transferred to the Company, a certification to that effect; or

                    (C) if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act, (i) a certification to that effect and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(c)(i).

          (b)  Transfer and Exchange of Global Securities.

               (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. In the case of a transfer of a beneficial interest in a Global Security to an IAI, the transferee must furnish a signed letter to the Trustee containing certain representations and agreements (the form of which letter can be obtained from the Trustee or the Company and is attached as Exhibit
          B).

               (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

               (iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

               (iv) In the event that a Global Security is exchanged for Securities in definitive registered form pursuant to Section 2.4 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may
          be) and such other procedures as may from time to time be adopted by the Company.

          (c)  Legend.

               (i)  Except as permitted by the following paragraphs (ii), (iii),
          (iv) and (v), each certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (1) TO THE COMPANY, (2) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE

          SECURITIES ACT, (3) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (5) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, PROVIDED, THAT A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE; PROVIDED, FURTHER, THAT NO PERSON WHO HAS PURCHASED SECURITIES PURSUANT TO CLAUSE (4) SHALL BE PERMITTED TO TRANSFER ANY SECURITIES SO PURCHASED BY IT TO AN INSTITUTIONAL ACCREDITED INVESTOR PURSUANT TO THIS CLAUSE
          (5) PRIOR TO 40 DAYS FOLLOWING THE ORIGINAL ISSUE DATE) (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (4), (5) OR (6) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. THE HOLDER HEREOF, BY PURCHASING THIS

          SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (A) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (C) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT."

          Each Definitive Security will also bear the following additional legend:

          "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

               (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act:

                    (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                    (B) in the case of any Transfer Restricted Security that is represented by a Global Security, the Registrar shall permit the beneficial owner thereof to exchange such Transfer Restricted Security for a beneficial interest in a Global Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, in either case, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

               (iii) After a transfer of any Initial Securities or Private Exchange Securities, as the case may be, during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, all requirements pertaining to restricted legends on such Initial Security or such Private Exchange Securities will cease to apply, and a global Initial Security or Private Exchange Security without restricted legends will be available to the transferee of the beneficial interests in such Initial Securities or Private Exchange Securities. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers' Certificate to the Trustee instructing the Trustee to issue Securities without legends.

               (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which certain Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, Exchange Securities in global form without restrictive legends will be available to Holders or beneficial owners that exchange such Initial Securities (or beneficial interests therein) in such Registered Exchange Offer. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers' Certificate to the Trustee instructing the Trustee to issue Securities without restricted legends.

               (v) Upon the consummation of a Private Exchange with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Private Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will continue to apply, and Private Exchange Securities in global form with, to the extent required by applicable law, the Restricted Securities Legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

          (d) Cancelation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned by the Depository to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

          (e)  Obligations with Respect to Transfers and Exchanges of
Securities.

               (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities, Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

               (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06 and 9.05 of this Indenture).

               (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning 15 days before the mailing of a notice of redemption or an offer to repurchase Securities or 15 days before an interest payment date.

               (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

               (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          (f)  No Obligation of the Trustee.

               (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

               (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     2.4  Certificated Securities.

          (a) Global Security deposited with the Depository or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if (i) the Depository notifies the Company that it is unwilling or unable to continue as a Depository for such Global Security or if at any time the Depository ceases to be a "clearing agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) a Default or an Event of Default has occurred and is continuing under the Indenture or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

          (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge (although the Company may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith), and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Securities of authorized denominations. Certificated Securities issued in exchange for any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Any certificated Initial Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(c), bear the restricted securities legend set forth in Exhibit 1 hereto.

          (c) The registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Indenture or the Securities.

          (d)  In the event of the occurrence of any of the events specified in
Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1
                                                                   To APPENDIX A
                       [FORM OF FACE OF INITIAL SECURITY]


                           [Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]


          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (1) TO THE COMPANY, (2)

PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER
THE SECURITIES ACT, (3) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (4) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (5) TO AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY) THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, PROVIDED, THAT A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE IS DELIVERED BY THE TRANSFEREE TO THE COMPANY AND THE TRUSTEE; PROVIDED, FURTHER, THAT NO PERSON WHO HAS PURCHASED SECURITIES PURSUANT TO CLAUSE (4) SHALL BE PERMITTED TO TRANSFER ANY SECURITIES SO PURCHASED BY IT TO AN INSTITUTIONAL ACCREDITED INVESTOR PURSUANT TO THIS CLAUSE (5) PRIOR TO 40 DAYS FOLLOWING THE ORIGINAL ISSUE DATE) (6) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (4), (5) OR (6) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (A) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (C) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT.

          [IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.]

                       [FORM OF FACE OF INITIAL SECURITY]


No. R-__
Up to $ 175,000,000                                  9 7/8 % Senior Subordinated
                                                                   Note due 2012
                                                                CUSIP No. ______


          AMC Entertainment Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum as set forth on the Schedule of Increases or Decreases annexed hereto on February 1, 2012. Interest Payment Dates: each February 1 and August 1, commencing August 1, 2002.

Record Dates:  January 15 and July 15.

          IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                        AMC ENTERTAINMENT INC.,



                                        by:
                                           -------------------------------------
                                           Name:
                                           Title:



                                        by:
                                           -------------------------------------
                                           Name:
                                           Title:



[CORPORATE SEAL]

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated:
       -----------------------------


HSBC BANK USA,
as Trustee, certifies that
this is one of the Securities
referred to in the Indenture.


By:_________________________
   Authorized Signatory



          Additional provisions of this Security are set forth on the other side of this Security.

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]


                    9 7/8 % Senior Subordinated Note due 2012


1. INTEREST. (a). AMC Entertainment Inc., a Delaware corporation (such corporation, and its successors under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually, in arrears, on February 1 and August 1 of each year, commencing August 1, 2002, in immediately available funds. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 16, 2002. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.

          (b) Special Interest. The holder of this Security is entitled to the benefits of a Registration Agreement, dated as of January 16, 2002, between the Company and the Purchasers named therein (the "Registration Agreement"). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Agreement. In the event that (i) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission on or prior to the 90th day following the date of the original issuance of the Securities, (ii) neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been declared effective on or prior to the 150th day following the date of the original issuance of the Securities, (iii) neither the Registered Exchange Offer has been consummated nor the Shelf Registration Statement has been declared effective on or prior to the 180th day following the date of the original issuance of the Securities, or (iv) after the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable in connection with the Exchange Offer, in the case of the Exchange Offer Registration Statement, or resales of the Securities, in the case of the Shelf Registration Statement, at any time that the Company is obligated to maintain the effectiveness thereof pursuant to the Registration Agreement (each such event referred to in clauses (i) through (iv) above being referred to herein as a "Registration Default"), interest (the "Special Interest") shall accrue (in addition to stated interest on the Securities) from and including the date on which the first such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, at a rate per annum equal to
 .25% of the principal amount of the Securities; provided, however, that such rate per annum shall increase by .25% per annum from and including the 91st day after the first such Registration Default (and each successive 30th day thereafter) unless and until all Registration Defaults have been cured; provided further, however, that in no event shall the Special Interest accrue at a rate in excess of 1.00% per annum. The Special Interest will be payable in cash semiannually in arrears each February 1 and August 1, in immediately available funds.

2.   METHOD OF PAYMENT

          The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 15 or July 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   PAYING AGENT AND REGISTRAR

          Initially, HSBC Bank USA, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   INDENTURE

          The Company issued the Securities under an Indenture dated as of January 16, 2002 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

          The Securities are senior subordinated unsecured obligations of the Company and can be issued in an initial amount of up to $175,000,000 and additional amounts as part of the same series or new series under the Indenture which are unlimited (subject to Sections 2.01 and 2.08 of the Indenture). The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional indebtedness, pay dividends or make distributions in respect of their capital stock, purchase or redeem capital stock, enter into transactions with stockholders or certain affiliates, or consolidate, merge or sell all or substantially all of the Company's assets, other than in certain transactions between the Company and one or more of its Wholly-Owned Subsidiaries. These limitations are subject to significant exceptions.

5.   OPTIONAL REDEMPTION

          Except as set forth below, the Securities may not be redeemed prior to February 1, 2007. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on or after February 1 of the years set forth below:


              --------------------------------------------------------
                                                   REDEMPTION
              PERIOD                                 PRICE
              --------------------------------------------------------
              2007                                 104.938 %
              --------------------------------------------------------
              2008                                 103.292 %
              --------------------------------------------------------
              2009                                 101.646 %
              --------------------------------------------------------
              2010 and thereafter                  100.000 %
              --------------------------------------------------------

6.   SINKING FUND

          The Securities are not subject to any sinking fund.

7.   NOTICE OF REDEMPTION

          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.   SUBORDINATION

          The Securities are subordinated to Senior Indebtedness of the Company. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.   REPURCHASE OF SECURITIES AT THE OPTION OF HOLDERS UPON CHANGE OF CONTROL

          Upon a Change of Control, the Company will be required to make an offer, subject to certain conditions specified in the Indenture, to repurchase all or any part of the Securities of each Holder at a purchase price equal to 101% of the principal amount of Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

10.  DENOMINATIONS; TRANSFER; EXCHANGE

          The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

11.  PERSONS DEEMED OWNERS

          The registered Holder of this Security may be treated as the owner of it for all purposes.

12.  UNCLAIMED MONEY

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

13.  DISCHARGE AND DEFEASANCE

          Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.  AMENDMENT, WAIVER

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article Five of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to make certain changes in the subordination provisions that would limit or terminate the benefits available to any holder of Senior Indebtedness under such provisions; (v) to add Guarantees with respect to the Securities; (vi) to secure the Securities; (vii) to add additional covenants or to surrender rights and powers conferred on the Company; (viii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; or (ix) to make any change that does not adversely affect the rights of any Securityholder.

15.  DEFAULTS AND REMEDIES

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

          Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

16.  TRUSTEE DEALINGS WITH THE COMPANY

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.  NO RECOURSE AGAINST OTHERS

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.  AUTHENTICATION

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  ABBREVIATIONS

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.  GOVERNING LAW

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21.  CUSIP NUMBERS

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security. Requests may be made to: Nancy L. Gallagher, Vice President and Secretary, 106 West 14th Street, Kansas City, Missouri 64105-1977.

                                 ASSIGNMENT FORM


To assign this Security, fill in the form below: I or we assign and transfer this Security to

          (Print or type assignee's name, address and zip code)

          (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ______________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.
_______________________________________________________________________
Date: ________________ Your Signature:  _______________________________
_______________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

                  |_|  (1)  to the Company; or

                  |_| (2) pursuant to an effective registration statement under the Securities Act of 1933; or

                  |_| (3) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

                  |_| (4) outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

                  |_| (5) to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that is acquiring at least $250,000 in principal amount of the Securities and that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee or the Company); or

                  |_| (6) pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or
(6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.


Date: __________________            Your Signature: __________________




Signature Guarantee:_______________________________________
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

___________________________________________________________

                  [TO BE ATTACHED TO GLOBAL SECURITIES]

         SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

         The initial principal amount of this Global Security is $[ ]. The following increases or decreases in this Global Security have been made:


-----------------------------------------------------------------------------------------------------------
                                                                  Principal amount
                      Amount of decrease    Amount of increase     of this Global         Signature of
                      in Principal Amount      in Principal      Security following    authorized signatory
  Date of                of this Global        Amount of this      such decrease or        of Trustee or
 Exchange                  Security           Global Security         increase         Securities Custodian
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

          OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.09 (Change of Control) of the Indenture, check the box:

          |_|

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.09 of the Indenture, state the amount:

         $_______________________



Date: __________________ Your Signature: __________________
(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:_______________________________________
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

EXHIBIT A

                           [FORM OF FACE OF SECURITY]

No. R-

Up to $175,000,000                                   9 7/8 % Senior Subordinated
                                                                   Note due 2012
                                                                CUSIP No. ______


          AMC Entertainment Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum as set forth on the Schedule of Increases or Decreases annexed hereto on February 1, 2012. Interest Payment Dates: each February 1 and August 1, commencing August 1, 2002.

Record Dates:  January 15 and July 15

          IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                       AMC ENTERTAINMENT INC.,



                                       by:
                                           -------------------------------------
                                           Name:
                                           Title:



                                       by:
                                           -------------------------------------
                                           Name:
                                           Title:


[CORPORATE SEAL]

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

Dated:
       -----------------------------


HSBC BANK USA,
as Trustee, certifies that
this is one of the Securities
referred to in the Indenture.


By:_________________________
   Authorized Signatory



          Additional provisions of this Security are set forth on the other side of this Security.

                       [FORM OF REVERSE SIDE OF SECURITY]


                    9 7/8 % Senior Subordinated Note due 2012


1.   INTEREST

          AMC Entertainment Inc., a Delaware corporation (such corporation, and its successors under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually, in arrears, on February 1 and August 1 of each year, commencing August 1, 2002, in immediately available funds. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 16, 2002. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the rate borne by the Securities to the extent lawful.

2.   METHOD OF PAYMENT

          The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 15 or July 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   PAYING AGENT AND REGISTRAR

          Initially, HSBC Bank USA, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly-Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   INDENTURE

          The Company issued the Securities under an Indenture dated as of January 16, 2002 (the "Indenture"), between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. 77aaa-77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

          The Securities are senior subordinated unsecured obligations of the Company and can be issued in an initial amount of up to $175,000,000 and additional amounts as part of the same series or new series under the Indenture which are unlimited (subject to Sections 2.01 and 2.08 of the Indenture). The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional indebtedness, pay dividends or make distributions in respect of their capital stock, purchase or redeem capital stock, enter into transactions with stockholders or certain affiliates, or consolidate, merge or sell all or substantially all of the Company's assets, other than in certain transactions between the Company and one or more of its Wholly-Owned Subsidiaries. These limitations are subject to significant exceptions.

5.   OPTIONAL REDEMPTION

          Except as set forth below, the Securities may not be redeemed prior to February 1, 2007. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on or after February 1 of the years set forth below:


             ---------------------------------------------------------
                                                   REDEMPTION
             PERIOD                                  PRICE
             ---------------------------------------------------------
             2007                                   104.938%
             ---------------------------------------------------------
             2008                                   103.292%
             ---------------------------------------------------------
             2009                                   101.646%
             ---------------------------------------------------------
             2010 and thereafter                    100.000%
             ---------------------------------------------------------

6.   SINKING FUND.  The Securities are not subject to any sinking fund.

7.   NOTICE OF REDEMPTION

          Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.   SUBORDINATION

          The Securities are subordinated to Senior Indebtedness of the Company. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.   REPURCHASE OF SECURITIES AT THE OPTION OF HOLDERS UPON CHANGE OF CONTROL

          Upon a Change of Control, the Company will be required to make an offer, subject to certain conditions specified in the Indenture, to repurchase all or any part of the Securities of each Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

10.  DENOMINATIONS; TRANSFER; EXCHANGE

          The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

11.  PERSONS DEEMED OWNERS

          The registered Holder of this Security may be treated as the owner of it for all purposes.

12.  UNCLAIMED MONEY

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment

13.  DISCHARGE AND DEFEASANCE

          Subject to certain conditions, the Company at any time may terminate some of or all its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.  AMENDMENT, WAIVER

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article Five of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to make certain changes in the subordination provisions that would limit or terminate the benefits available to any holder of Senior Indebtedness under such provisions; (v) to add Guarantees with respect to the Securities; (vi) to secure the Securities; (vii) to add additional covenants or to surrender rights and powers conferred on the Company;
(viii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; or (ix) to make any change that does not adversely affect the rights of any Securityholder.

15.  DEFAULTS AND REMEDIES

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

          Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

16.  TRUSTEE DEALINGS WITH THE COMPANY

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17.  NO RECOURSE AGAINST OTHERS

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.  AUTHENTICATION

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  ABBREVIATIONS

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.  GOVERNING LAW

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21.  CUSIP NUMBERS

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security. Requests may be made to: Nancy L. Gallagher, Vice President and Secretary, 106 West 14th Street, Kansas City, Missouri 64105-1977.

                                 ASSIGNMENT FORM


To assign this Security, fill in the form below: I or we assign and transfer this Security to

          (Print or type assignee's name, address and zip code)

          (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                                                agent to
transfer this Security on the books of the Company. The agent may substitute another to act for him.
_________________________________________________________________
Date: ________________ Your Signature:  _________________________
__________________________________________________________________
Sign exactly as your name appears on the other side of this Security.


Date: __________________            Your Signature: ______________



Signature Guarantee:_______________________________________
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

          OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.09 (Change of Control) of the Indenture, check the box:

          |_|

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.09 of the Indenture, state the amount:

         $_____________________________



Date: __________________ Your Signature: __________________
(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:_______________________________________
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

EXHIBIT B

                   Form of Transferee Letter of Representation


          AMC Entertainment Inc.

In care of
[           ]
[           ]
[           ]



Ladies and Gentlemen:

          This certificate is delivered to request a transfer of $[ ] principal amount of the 9 7/8 % Senior Subordinated Notes due 2012 (the "Securities") of AMC Entertainment Inc. (the "Company").

          Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:________________________
Address:_____________________
Taxpayer ID Number:__________

          The undersigned represents and warrants to you that:

          1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

          2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Securities of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

                                   TRANSFER:____________________________

                                              by:_______________________



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